As filed with the Securities and Exchange Commission on June 17, 2004.
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        MACRO SECURITIES DEPOSITOR, LLC
                                  (Depositor)
           (Exact name of registrants as specified in their charters)

                        MACRO SECURITIES DEPOSITOR, LLC
                (Issuer with respect to the Offered Securities)

         Delaware                                             20-1072523
 (State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                          identification number)

                              130 7th Avenue, #356
                            New York, NY 10011-6632
                                 (800) 767-4796
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Samuel Masucci, III
                                   President
                      c/o MACRO Securities Depositor, LLC
                              130 7th Avenue, #356
                            New York, NY 10011-6632
                                 (800) 767-4796
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                            Richard F. Kadlick, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY 10036
                                 (212) 735-3000

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ __________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ _________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/


                           CALCULATION OF REGISTRATION FEE


                                                                            Proposed Maximum
                                                         Proposed Maximum       Aggregate
Title of each Class of                   Amount to be     Offering Price        Offering           Amount of
Securities to be Registered               Registered        Per Unit(1)         Price(1)       Registration Fee
---------------------------              ------------    ----------------   ----------------   ----------------
Asset Backed Certificates..............   $1,000,000           100%            $1,000,000           $126.70


(1) Estimated solely for the purpose of calculating the Registration Fee.

                                _______________

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[FLAG]

The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these certificates or a solicitation of an offer to buy these certificates in any state where the offer or sale is not permitted.




                   SUBJECT TO COMPLETION, DATED JUNE 17, 2004

Prospectus Supplement To Prospectus dated June 17, 2004

             $[ ] MACRO [Reference Index] Up-MACRO Holding Trust,
                Series 200[ ]-[ ] Certificates due [ ] 20[ ] (1)
        (Quarterly and Final Distributions Linked to the Performance of
                            the [Reference Index])
                                   Issued by
       MACRO [Reference Index] Up-MACRO Holding Trust, Series 200[ ]-[ ]
                                   Depositor
                        MACRO Securities Depositor, LLC


           GENERAL:                           PAYMENTS ON PERIODIC DISTRIBUTION DATES     PAYMENTS ON A FINAL DISTRIBUTION DATE


o   MACRO [Reference Index] Up-MACRO        o   Proceeds of the issuance will be          o   The Up-MACRO Holding Trust will
    Holding Trust, Series 200[ ]-               invested in eligible investments              make a final distribution on the
    [ ], which we refer to as the               that mature prior to each                     Up-MACRO Holding Certificates on
    "Up-MACRO Holding Trust," will              quarterly distribution date.                  [ ], 20[ ] (referred to as the
    issue MACRO [Reference Index]                                                             "final scheduled termination
    Up-MACRO Holding Trust, Series          o   Under the swap agreement, the                 date") unless (i) it terminates
    200[ ]-[ ] Certificates, which              Up-MACRO Holding Trust will                   prior to this date following the
    we refer to as the "Up-MACRO                either be entitled to retain all              occurrence of a Termination
    Holding Certificates."                      of its investment earnings and                Trigger or (ii) the Up-MACRO
                                                to receive a portion of the                   Holding Certificates are
o   Concurrently with the issuance              investment earnings of the                    redeemed on an earlier
    of the Up-MACRO Holding                     Down-MACRO Holding Trust or it                redemption date.
    Certificates, the MACRO                     will be required to transfer to
    [Reference Index] Down-MACRO                the Down-MACRO Holding Trust a            o   Under the forward contracts,
    Holding Trust, Series 200[ ]-[ ]            portion of its investment                     the final distribution on the
    (the "Down-MACRO Holding Trust")            earnings on each distribution                 Up-MACRO Holding Certificates
    will issue the MACRO [ Reference            date. The Up-MACRO Holding                    will be equal to the Underlying
    Index] Down-MACRO Holding Trust,            Trust's entitlement to                        Value of the Up-MACRO Holding
    Series 200[ ]-[ ] Certificates              investment earnings will be                   Trust prior to the final
    or, the "Down-MACRO Holding                 based on its average Underlying               distribution date. If the level
    Certificates."                              Value during each calculation                 of the [Reference Index] prior
                                                period.                                       to the final distribution date
o   In subsequent issuances,                                                                  is above its starting level on
    additional Up-MACRO Holding             o   On each quarterly distribution                the Closing Date, the Up-MACRO
    Certificates may be issued only             date, the Up-MACRO Holding Trust              Holding Trust will be entitled
    when paired with an equal number            will distribute to its                        to retain all of its assets and
    of Down-MACRO Holding                       certificateholders the                        to receive a portion of the
    Certificates which together                 investment earnings remaining                 assets in the Down-MACRO Holding
    equal a combined minimum                    after it has paid its fees and                Trust. If the level of the
    certificate amount of                       expenses, made up any defaults                [Reference Index] is below its
    $[2,000,000]. We refer to these             on its eligible investments and               starting level, the Up-MACRO
    paired certificates as "Creation            made its required swap payment                Holding Trust will be entitled
    Units."                                     to the Down-MACRO Holding Trust.              to retain only a portion of its
                                                                                              assets and will be required to
o   Quarterly distributions of                                                                pay the remaining assets to the
    investment earnings and a final                                                           Down-MACRO Holding Trust.
    distribution will be made to the
    Up-MACRO Holding Certificates based                                                   o   Prior to the final scheduled
    on the Underlying Value of the                                                            termination date, Up-MACRO Holding
    Up-MACRO Holding Trust. Underlying                                                        Certificates may be redeemed only in
    Value is termination date, Up-MACRO                                                       the form of a Creation Unit and only
    linked to the performance of the                                                          in accordance with the requirements
    [Reference Index].                                                                        described in this prospectus
                                                                                              supplement.
o   As a condition of issuance, the
    Up-MACRO Holding Trust must be
    rated "[ ]" by [ ] and "[ ]" by
    [ ].

                                   ______________________________________________________________



         [Reference Index] is a trademark of [ ] and has been licensed for use by the Up-MACRO Holding Trust. The Up-MACRO Holding Certificates are not sponsored, endorsed, sold or promoted by [ ]. [ ] does not make any representation regarding the advisability of investing in the Up-MACRO Holding Certificates. Application has been made to list the Up-MACRO Holding Certificates on the [American Stock Exchange]. There can be no assurance that this application will be accepted.

         AN INVESTMENT IN THE UP-MACRO HOLDING CERTIFICATES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF SUBSTANTIALLY ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE S-[9] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE UP-MACRO HOLDING CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.


  =============================================================================

  -----------------------------------------------------------------------------
                                            Per $[ ] Up-MACRO
                                           Holding Certificate          Total
  -----------------------------------------------------------------------------
  Public Offering Price...............            $[ ]                   $[ ]
  -----------------------------------------------------------------------------
  Underwriting discount...............            $[ ]                   $[ ]
  -----------------------------------------------------------------------------
  Proceeds to Up-MACRO Holding Trust..            $[ ]                   $[ ]
  =============================================================================

         The underwriters expect to deliver the Up-MACRO Holding Certificates in book-entry form only through The Depository Trust Company on or about [ ], 200[ ].

                                 June 17, 2004
              COPYRIGHT (C) 2004 MACRO Securities Depositor, LLC


-----------
(1) MACRO(R) is a registered servicemark of Macro Securities Research, LLC ("MSR"). MSR considers all references, singular or plural, to "MACRO" "Macro" or "macro" in this prospectus and the applicable offering supplement its servicemark and reserves all rights to that servicemark.

 MACRO [Reference Index] Up-MACRO Holding Trust Series 200[ ]-[ ] Certificates

                              Structural Diagram


                               Swap Agreement /
                            Quarterly Distributions


                              [GRAPHIC OMITTED]


         On each distribution date, the Up-Macro Holding Trust will be entitled to retain its available earnings* and to receive a portion (up to 99%) of the available earnings* in the Down-Macro Holding Trust, if the average Underlying Value of the Up-Macro Holding Trust is above its Underlying Value as of the Closing Date. These available earnings will be distributed to the holders of the Up-Macro Holding Certificates.

         On each distribution date, the Up-Macro Holding Trust will be obligated to pay a portion (up to 99%) of its available earnings* to the Down-Macro Holding Trust, if the average Underlying Value of the Up-Macro Holding Trust is below its Underlying Value as of the Closing Date. Only the remaining available earnings, if any, will be distributed to the holders of the Up-Macro Holding Certificates.


                              Forward Contracts /
                              Final Distributions


         The Up-Macro Holding Trust will be entitled to retain all of its assets and to receive a portion (up to 99%) of the assets of the Down-Macro Holding Trust, if the [Reference Index] is above its starting level prior to the date on which it makes its final distribution on the Up-Macro Holding Certificates.**


         The Up-Macro Holding Trust will be obligated to transfer a portion (up to 99%) of its assets to the Down-Macro Holding Trust, if the [Reference Index] is below the starting level prior to the date on which it makes its final distribution on the Up-Macro Holding Certificates.**


         * Available earnings for each of the Paired Holding Trusts are earnings in excess of the aggregate certificate amount of the outstanding certificates issued by that trust and the fees and expenses of that trust.

         ** A final distribution will be made on the Up-Macro Holding Certificates on the final scheduled termination date or on any early termination date or redemption date.


                                      TABLE OF CONTENTS


READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.............................S-1
SUMMARY INFORMATION - Q&A......................................................................S-2
RISK FACTORS..................................................................................S-10
FORMATION OF THE UP-MACRO HOLDING TRUST.......................................................S-13
     General..................................................................................S-13
USE OF PROCEEDS...............................................................................S-13
DESCRIPTION OF THE UP-MACRO HOLDING CERTIFICATES..............................................S-13
     General..................................................................................S-14
     Periodic Distributions...................................................................S-14
     Final Distribution.......................................................................S-15
     Calculation of Underlying Value..........................................................S-17
     Redemption...............................................................................S-19
     Subsequent Issuances.....................................................................S-19
     Hypothetical Scenarios...................................................................S-21
     Termination Triggers.....................................................................S-22
     Transfers of Up-MACRO Holding Certificates...............................................S-23
     Listing on the [American Stock Exchange].................................................S-23
     Form of the Up-MACRO Holding Certificates................................................S-23
     Same-Day Settlement and Payment..........................................................S-23
     Calculations.............................................................................S-23
DESCRIPTION OF THE INDEX......................................................................S-24
     Volatility...............................................................................S-24
     Modifications to the [Reference Index]...................................................S-25
     Discontinuation of the [Reference Index].................................................S-25
     [Reference Index] License Agreement......................................................S-25
DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS..............................................S-26
     Eligible Investments.....................................................................S-26
     The Swap Agreement.......................................................................S-26
     The Forward Contracts....................................................................S-27
DESCRIPTION OF THE UP-MACRO HOLDING TRUST AGREEMENT...........................................S-29
     General..................................................................................S-29
     The Trustee..............................................................................S-29
     Fees and Expenses of your Up-MACRO Holding Trust and the Down-MACRO Holding Trust........S-29
     Termination of the Trusts................................................................S-29
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................................S-31
CERTAIN ERISA CONSIDERATIONS..................................................................S-31
UNDERWRITING..................................................................................S-32
RATINGS OF THE CERTIFICATES...................................................................S-32
LEGAL OPINIONS................................................................................S-33
INDEX OF DEFINED TERMS........................................................................S-34


         Unless otherwise indicated, all references in this prospectus supplement to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

      READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


         We provide information to you about the MACRO [Reference Index] Up-MACRO Holding Trust, Series 200[ ]-[ ] Certificates, which we refer to as the "Up-MACRO Holding Certificates," in this prospectus supplement and in the accompanying prospectus. To understand fully the terms of the offering of the Up-MACRO Holding Certificates, you should read both this prospectus supplement and the accompanying prospectus in full. The Up-MACRO Holding Certificates are referred to as the "Up-MACRO holding certificates" in the accompanying prospectus. If the information concerning the Up-MACRO Holding Certificates is more general or indefinite in the accompanying prospectus than the information in this prospectus supplement, you should rely on the more specific information contained in this prospectus supplement.

         You should rely only on information provided in this prospectus supplement and in the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the Up-MACRO Holding Certificates in any state or other jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to sections in these materials where you can find further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these sections begin.

         You can find listings of the pages where capitalized terms used in this prospectus supplement and in the accompanying prospectus are defined under the section "Index of Defined Terms" on page S-34 in this prospectus supplement and on page [59] in the accompanying prospectus.


                           SUMMARY INFORMATION - Q&A

         This summary highlights selected information from this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement and accompanying prospectus to understand fully the terms of the Up-MACRO Holding Certificates, how the distributions on the Up-MACRO Holding Certificates will be determined, how the [Reference Index] is calculated and how increases and decreases in the [Reference Index] will affect your investment, as well as tax and other considerations that are important to you in making a decision about whether to invest in the Up-MACRO Holding Certificates. In particular, you should carefully read the section entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus to determine whether or not an investment in the Up-MACRO Holding Certificates is appropriate for you. You should also be aware that the Up-MACRO Holding Certificates represent undivided beneficial ownership interests in the Up-MACRO Holding Trust and are not debt obligations, and accordingly, the risks and the tax treatment of the Up-MACRO Holding Certificates are different from those of debt obligations. You should be aware that you could lose all or substantially all of your investment in the Up-MACRO Holding Certificates.

What are the Up-MACRO Holding Certificates?

         The Up-MACRO Holding Certificates are issued by MACRO [Reference Index] Up-MACRO Holding Trust, Series 200[ ]-[ ], which we refer to as the "Up-MACRO Holding Trust." The Up-MACRO Holding Certificates represent undivided beneficial ownership interests in the assets of the Up-MACRO Holding Trust. The Up-MACRO Holding Certificates are being issued concurrently and in combination with the MACRO [Reference Index] Down-MACRO Holding Trust, Series 200[ ]-[ ] Certificates, or the "Down-MACRO Holding Certificates, " issued by MACRO [Reference Index] Down-MACRO Holding Trust, Series 200[ ]-[ ] or the "Down-MACRO Holding Trust." The Down-MACRO Holding Certificates represent undivided beneficial ownership interests in the assets of the Down-MACRO Holding Trust. We refer to the Up-MACRO Holding Trust and the Down-MACRO Holding Trust as the "Paired Holding Trusts" and to the Up-MACRO Holding Certificates and the Down-MACRO Holding Certificates as the "Paired Holding Certificates." Each of the Paired Holding Trusts has been formed as a statutory trust under the laws of the State of Delaware and each will be governed by a separate trust agreement.

         The periodic distributions on your Up-MACRO Holding Certificates will depend on the rights and obligations of the Up-MACRO Holding Trust under the swap agreement with the Down-MACRO Holding Trust. The final distribution on your Up-MACRO Holding Certificates will depend on the rights and obligations of the Up-MACRO Holding Trust under the forward contracts with the Down-MACRO Holding Trust. There is no guarantee that the Up-MACRO Holding Trust will have any funds to make any periodic or final distribution on the Up-MACRO Holding Certificates on any distribution date.

         We will sell Up-MACRO Holding Certificates only in minimum denominations of $[1,000,000] and integral multiples in excess of that amount. You may transfer your Up-MACRO Holding Certificates only in amounts at least equal to the minimum denomination and integral multiples in excess of that amount. The Up-MACRO Holding Certificates will be issued only in book-entry form, except in the limited circumstances described in the accompanying prospectus. Therefore, you will not be entitled to receive physical certificates and DTC or its nominee will be the sole registered holder of the Up-MACRO Holding Certificates. Accountholders in the Euroclear or Clearsteam clearance systems, each as described in the accompanying prospectus, may hold beneficial interests in the Up-MACRO Holding Certificates through participant accounts maintained with DTC.

         For a more detailed description of the terms of your Up-MACRO Holding Certificates, you should refer to the section entitled "Description of the Up-MACRO Holding Certificates" beginning on page S-13 of this prospectus supplement and "Description of Certificates" beginning on page [19] of the accompanying prospectus.

May I redeem my Up-MACRO Holding Certificates prior to the final scheduled termination date?

         You may redeem your Up-MACRO Holding Certificates only by tendering pairs of Up-MACRO and Down-MACRO Holding Certificates in a ratio of one Up-MACRO Holding Certificate of the minimum denomination to one Down-MACRO Holding Certificate of the minimum denomination. We call these pairs of Up-MACRO and Down-MACRO Holding Certificates "Creation Units." The minimum denomination applicable to the Up-MACRO Holding Certificates is $[1,000,000] and the minimum denomination applicable to the Down-MACRO Holding Certificates is $[1,000,000]. The combined minimum certificate amount of a Creation Unit is $[2,000,000].

         Furthermore, you may only redeem your Up-MACRO Holding Certificates on a distribution date with at least ten business days' prior written notice to the Trustee. You will also be required to pay a transaction fee for each redemption. For more information on redemptions, you should refer to "Description of the Up-MACRO Holding Certificates--Redemption" beginning on page S-17 in this prospectus supplement and to "Description of the Certificates--Holding Certificates--Redemption" beginning on page [23] in the accompanying prospectus.

         If you wish to redeem your certificates, holders of Down-MACRO Holding Certificates with a certificate amount equal to one-half of a Creation Unit must agree to participate in the redemption with you or you must purchase the requisite certificate amount of Down-MACRO Holding Certificates in the secondary market. You may have difficulty acquiring the requisite Down-MACRO Holding Certificates needed to effect a redemption of your Up-MACRO Holding Certificates for a number of reasons, which are described in the accompanying prospectus under "Risk Factors--There is no public market for the certificates, and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained." "--Your right to redeem the holding certificates is limited." and "Description of the Certificates--Holding Certificates--Redemption."

If I don't redeem my Up-MACRO Holding Certificates, is there any way that final distributions could be made prior to the final scheduled termination date?

         Yes. Upon the occurrence of a "termination trigger," the forward contracts between the Paired Holding Trusts will be settled and the Up-MACRO Holding Trust will make a final distribution on the Up-MACRO Holding Certificates on the next distribution date. See "Description of the Up-MACRO Holding Certificates--Termination Triggers" beginning on page S-22 in this prospectus supplement for a description of the events which will cause an early termination of the Up-MACRO Holding Trust.

What are the assets of the Up-MACRO Holding Trust and the Down-MACRO Holding Trust?

         The assets of your Up-MACRO Holding Trust will consist of:

         o short term, highly-rated eligible investments and the investment earnings on those eligible investments;

         o the rights under the swap agreement entered into with the Down-MACRO Holding Trust;

         o the rights under the forward contracts entered into with the Down-MACRO Holding Trust; and

         o the certificate account established under the trust agreement which governs the Up-MACRO Holding Trust.

         On the date that the Up-MACRO Holding Certificates are issued, the Up-MACRO Holding Trust will invest the net proceeds from the sale of those certificates in eligible investments that mature no later than the business day preceding the next distribution date. On each subsequent distribution date, the Up-MACRO Holding Trust will reinvest the proceeds received upon the maturity of the eligible investments, net of the fees and expenses of the trust and any credit losses suffered during the preceding calculation period or any earlier calculation period, in new eligible investments which mature on or prior to the next scheduled distribution date. You can find a description of the eligible investments under the section titled "Description of the Up-MACRO Holding Trust Assets--Eligible Investments" on page S-26 in this prospectus supplement.

         The Up-MACRO Holding Trust will enter into a swap agreement and multiple forward contracts with the Down-MACRO Holding Trust. The swap agreement will obligate the Paired Holding Trusts to exchange payments on each distribution date based on the average Underlying Value of each trust during the preceding calculation period, relative to their Underlying Value on the Closing Date. The forward contracts will obligate the Paired Holding Trusts to exchange payments on the final scheduled termination date, an early termination date or a redemption date, based on the closing level of the [Reference Index] on the related determination date relative to its starting level. You can find a description of the swap agreement and the forward contracts in this prospectus supplement under the section titled "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement" and "--The Forward Contracts."

         The Down-MACRO Holding Trust will also invest the proceeds of the Down-MACRO Holding Certificates in eligible investments that mature no later than the business day preceding the first distribution date. On each subsequent distribution date, the Down-MACRO Holding Trust will reinvest the proceeds received upon the maturity of its eligible investments in new eligible investments that mature prior to the next distribution date. The eligible investments and any other assets on deposit in the Down-MACRO Holding Trust will secure the Down-MACRO Holding Trust's obligations to the Up-MACRO Holding Trust under the swap agreement and the forward contracts.

Can additional Up-MACRO Holding Certificates be issued after the initial Closing Date?

         Yes. The Up-MACRO Holding Trust may issue additional Up-MACRO holding certificates at any time if certain requirements are met. Additional issuances must:

         o be issued as one or more Creation Units. A Creation Unit consists of Paired Holding Certificates in a ratio of one Up-MACRO Holding Certificate in the minimum denomination to one Down-MACRO Holding Certificate in the minimum denomination; and

         o be purchased by Authorized Participants who have executed a participation agreement with us and the Trustee.

         For each Creation Unit of Paired Holding Certificates being created, an Authorized Participant must deposit with the Trustee eligible investments that mature no later than the business day preceding the next distribution date for the existing Paired Holding Certificates and that have an aggregate purchase price equal to the sum of:

         o the combined certificate amount of the Paired Holding Certificates constituting the new Creation Unit; and

         o the interest accrued on those eligible investments during the period from the preceding distribution date for the existing Paired Holding Certificates to the date of issuance of the new Paired Holding Certificates.

Certain other restrictions apply, and there are transaction fees that will apply to each subsequent issuance of Up-MACRO Holding Certificates. You should refer to "Description of the Up-MACRO Holding Certificates--Subsequent Issuances" beginning on page S-[18] in this prospectus supplement and "Description of the Certificates--Subsequent Issuances" beginning on page [28] in the accompanying prospectus.

What is the Swap Agreement?

         The swap agreement between the Up-MACRO Holding Trust and the Down-MACRO Holding Trust is not a traditional swap agreement. A swap agreement is a binding agreement between two parties to exchange payments based on a predetermined dollar amount, which is called the notional amount. There are many different kinds of swap agreements, and some popular examples are interest rate swaps, total return swaps and credit default swaps. Our swap agreement is different from these other types of swap agreements, because our swap agreement is used to determine the amount of interest earnings to which the Up-MACRO Holding Trust is entitled. Moreover, our swap agreement does not rely on the credit of a third-party swap provider, but, rather, on the other Paired Holding Trust for payments under the swap agreement.

         On the Closing Date, the Up-MACRO Holding Trust will enter into a swap agreement with the Down-MACRO Holding Trust that obligates each of them to exchange on each distribution date available earnings received on their eligible investments during the preceding calculation period, based on their average Underlying Value during that period. If the average Underlying Value of the Up-MACRO Holding Trust is above its Underlying Value as of the Closing Date, the Up-MACRO Holding Trust will be entitled to retain all of its available earnings and to receive a portion of the available earnings on the eligible investments in the Down-MACRO Holding Trust. Conversely, if the average Underlying Value is below the Underlying Value on the Closing Date, the Up-MACRO Holding Trust will be obligated to pay a portion of its available earnings to the Down-MACRO Holding Trust. The Up-MACRO Holding Trust may be entitled to retain all of its available earnings and to receive as much as 99% of the Down-MACRO Holding Trust's available earnings. Conversely, it may be entitled to retain as little as 1% of its own available earnings and be required to pay the remaining investment earnings to the Down-MACRO Holding Trust. On each distribution date, after making its net payments under the swap agreement, the Up-MACRO Holding Trust will distribute its remaining available earnings to its certificateholders.

         The terms of the swap agreement are important to you as a certificateholder, because your quarterly distributions will be equal to the amount of its available earnings which your trust is entitled to retain and the amount of the available earnings in the Down-MACRO Holding Trust which your trust is entitled to receive. For more information on how the swap agreement works, you should refer to the section titled "Description of the Up-MACRO Holding Trust--The Swap Agreement" beginning on page S-26 in this prospectus supplement.

What are the Forward Contracts?

         The forward contracts between the Up-MACRO Holding Trust and the Down-MACRO Holding Trust are not traditional forward contracts. A forward contract can be described as binding agreement between two parties to make a purchase in the future at a price fixed today. Parties generally enter into a forward contract to hedge risk, because they can lock in a price "today" for a purchase that occurs "tomorrow." The forward contracts between the Paired Holding Trusts are different from this type of forward contract. Our forward contracts are not used to hedge risk, but rather, to determine the amount of funds to which each of the Paired Holding Trusts is entitled on the final distribution date.

         On the Closing Date, the Up-MACRO Holding Trust will enter into multiple forward contracts with the Down-MACRO Holding Trust that will obligate each of them to make payments on the final distribution date based on the level of the [Reference Index] relative to its starting level on the Closing Date. Under the forward contracts, the Up-MACRO Holding Trust will be entitled to retain all of its eligible investments and to receive a portion of the eligible investments deposited in Down-MACRO Holding Trust if the [Reference Index] immediately prior to the final distribution date is above its starting level. Conversely, the Up-MACRO Holding Trust will be obligated to pay a portion of its eligible investments to the Down-MACRO Holding Trust, if the [Reference Index] immediately prior to the final distribution date is below its starting level. The Up-MACRO Holding Trust may be entitled to receive as much as 99% of the Down-MACRO Holding Trust's assets. Conversely, it may be entitled to retain as little as 1% of its own assets, in which case, you will lose substantially all of your investment in your Up-MACRO Holding Certificates.

         The terms of our forward contracts determine the final payments between the Paired Holding Trusts based on the performance of the [Reference Index]. This is important to you as a certificateholder, because your final distribution on the Up-MACRO Holding Certificates will equal your share of the net payment received by the Up-MACRO Holding Trust from the Down-MACRO Holding Trust under the forward contracts. For more information on the terms of the forward contracts, you should refer to the section titled "Description of the Up-MACRO Holding Trust--The Forward Contracts" beginning on page S-26 in this prospectus supplement.

What is the [Reference Index] and how has it performed historically?

         The [Reference Index], which is published by [ ], and which we refer to in this prospectus supplement as the "[Reference Index]", is a [ ] index. For more information about the [Reference Index], including historical information about its closing levels, you should refer to "Description of the Index" beginning on page S-24 in this prospectus supplement. When you consider the historical levels of the [Reference Index], you should keep in mind that past performance is not necessarily indicative of future performance. You should also refer to "Risk Factors--The historical performance of the [Reference Index] is not an indication of its future performance." beginning on page S-12 in this prospectus supplement.

What will I receive on a quarterly distribution date?

         On each distribution date, the Up-MACRO Holding Trust will distribute Available Earnings on its eligible investments which it was entitled to retain and any available earnings on the eligible investments in the Down-MACRO Holding Trust which it was entitled to receive under the swap agreement. Available Earnings are equal to the Up-MACRO Holding Trust's investment earnings minus its fees and expenses, amounts necessary to compensate any credit losses on the eligible investments and payments required to be made to the Down-MACRO Holding Trust under the swap agreement. You will be entitled to receive your proportionate share of the Available Earnings on deposit in the Up-MACRO Holding Trust after it has received the swap payment from the Down-MACRO Holding Trust and made its swap payment to the Down-MACRO Holding Trust. Your share will be based on the proportion that your certificate amount bears to the aggregate certificate amount of the outstanding Up-MACRO Holding Certificates. For a more detailed description of periodic distributions, see the section titled "Description of the Up-MACRO Holding Certificates--Periodic Distributions" starting on page S-[13] of this prospectus supplement.

         If the Up-MACRO Holding Trust has no Available Earnings on a distribution date, you will not receive any distribution on that date and you will not be entitled to receive any distribution relating to that distribution date from any future investment earnings available to the Up-MACRO Holding Trust. If the Up-MACRO Holding Trust incurs fees and expenses greater than the investment earnings on its eligible investments during any period, then those fees and expenses will be paid out of amounts otherwise required to be reinvested by the Trustee on that distribution date. On subsequent distribution dates, the amounts paid in past periods to cover fees and expenses out of funds that should have been reinvested, will be reimbursed out of Available Earnings until the amount invested in eligible investments equals the aggregate certificate amount of the Up-MACRO Holding Certificates. In such circumstances, you will not receive any quarterly distributions until the required amount has been reinvested in eligible investments. For a more detailed description of situations in which you may not receive a quarterly distribution, see the section titled "Risk Factors--There is no assurance that you will receive quarterly or final distributions." starting on page S-[ ] of this prospectus supplement.

What will be my final distribution on the final scheduled termination date, a redemption date or an early termination date?

         On [ ], 20[ ], the final scheduled termination date for the Up-MACRO Holding Certificates, or on the distribution date following a termination trigger, which will be an early termination date, you will be entitled to receive a final distribution on your Up-MACRO Holding Certificates. Your final distribution will be equal to:

         o        the aggregate of:

                  o the payment received under the swap agreement from the Down-MACRO Holding Trust; plus

                  o the payment received under the forward contracts from the Down-MACRO Holding Trust; minus

                  o the Up-MACRO Holding Trust's fees and expenses for the preceding calculation period; minus

                  o the payment made under the swap agreement to the Down-MACRO Holding Trust; minus

                  o the payment made under the forward contracts to the Down-MACRO Holding Trust;

         multiplied by:

         o        a fraction in which:

                  o the numerator equals the certificate amount of your certificates; and

                  o the denominator equals the aggregate certificate amount of all outstanding Up-MACRO Holding Certificates of your series.

         The final distribution on the Up-MACRO Holding Certificates will be based on the Underlying Value of the Up-MACRO Holding Trust on the determination date preceding the final scheduled termination date or the applicable early termination date or redemption date. For more information on final distributions, please refer to the section titled "Description of the Up-MACRO Holding Certificates--Final Distribution" beginning on page S-[14] in this prospectus supplement.

What will happen if [    ] discontinues publication of the [Reference Index]?

         If [ ] discontinues publication of the [Reference Index], the Trustee may, beginning on the following distribution date, substitute another index if the Trustee determines that the substitute index is comparable to the [Reference Index]. If the Trustee does not identify a substitute index, a termination trigger will occur and the Up-MACRO Holding Trust will make a final distribution on the Up-MACRO Holding Certificates on the next distribution date. You should refer to the section titled "Description of the Up-MACRO Holding Trust Agreements--Termination of the Trusts" beginning on page S-29 in this prospectus supplement.

Will the Up-MACRO Holding Certificates be listed on any exchange?

         [Application has been made to list the Up-MACRO Holding Certificates [and the Down-MACRO Holding Certificates] on the [American Stock Exchange] but there is no assurance that listing will be approved, and if the certificates are listed, there is no assurance that they will continue to be eligible for trading on the [American Stock Exchange] during the entire time they are outstanding.]

         [The Up-MACRO Holding Certificates [and the Down-MACRO Holding Certificates] have been approved for listing on the [[ ] Exchange] under the symbol[s] "[ ]" and "[ ]"[, respectively]. There is no assurance that the certificates, once listed, will continue to be eligible for trading on the
[[    ] Exchange] during the entire time they are outstanding.]

What about United States Federal Income Taxes?

         The following highlights several key considerations relating to United States federal income tax consequences of the purchase, ownership and disposition of holding certificates. You should read the information provided here only in connection with the discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of holding certificates contained in the discussion under the section titled "Material United States Federal Income Tax Consequences" in the accompanying prospectus, which we recommend you review carefully. This prospectus supplement and the accompanying prospectus offer general information only and do not describe all the tax consequences of purchasing, owning or disposing of holding certificates that may be relevant to you in light of your particular circumstances. Neither this prospectus supplement nor the accompanying prospectus addresses alternative minimum tax consequences, nor do they address any state, local or foreign tax consequences of purchasing, owning or disposing of holding certificates.

         You should know that for United States federal income tax purposes, in the opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, our tax counsel, under current law, and based on the facts and assumptions specified in their opinion, the holding trusts will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes this classification. Secondly, for United States federal income tax purposes, as a certificateholder of a holding certificate you will be considered to be a partner in the partnership constituted by the holding trust. You will be required to include in your gross income your distributive share of income attributable to the holding trust. Accordingly, although not expected, it is possible for you, if you are a U.S. Holder, to recognize income in advance of (and potentially in excess of) your receipt of any cash distributions with respect to your Up-MACRO Holding Certificates.

         If you are a non-corporate U.S. Holder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, as amended, and, as a result, deductions in respect of payments under the applicable swap agreement, Trustee fees, management fees, and other expenses associated with the holding trust will be separately stated for you and you may deduct such expenses only to the extent that they, taken together with all your other miscellaneous itemized deductions, exceed 2% of your adjusted gross income. Furthermore, Section 68 of the Internal Revenue Code of 1986, as amended, further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions)). Under that provision, you may deduct amounts in excess of 2% of adjusted gross income only to the extent such deductions exceed the lesser of (i) 3% of the excess of your adjusted gross income over the specific amount and (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

         Your distributive share of holding trust items of income, gain, loss, deduction, and credit will be reported to you on Schedule K-1.

         There is no authority directly on point dealing with securities such as holding certificates or the transactions of the type described in this prospectus supplement, and the opinions of our tax counsel expressed in the accompanying prospectus or this prospectus supplement are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in the accompanying prospectus or this prospectus supplement or that a court would not sustain such a challenge.

         It is strongly recommended that you consult with your own tax advisor regarding the application of tax laws to your particular situation before you invest in holding certificates.

What are the ratings on the Up-MACRO Holding Certificates?

         It is a condition to the issuance of the Up-MACRO Holding Certificates that both the Up-MACRO Holding Certificates and the Down-MACRO Holding Certificates be rated at least "[ ]" by [Standard & Poor's Ratings Services] and at least "[ ]" by [Moody's Investors Service, Inc].

         The ratings on the Paired Holding Certificates address the likelihood that the Paired Holding Trusts will make the distributions on their respective certificates in accordance with the contractual terms of the trust agreement under which those certificates were issued, and are based primarily on the credit quality of the eligible investments which will be deposited in the Paired Holding Trusts. The ratings do not address the performance of the [Reference Index] or the likelihood of the receipt of any amount of periodic or final distributions on the Paired Holding Certificates.

         A rating is not a recommendation to buy, sell or hold an Up-MACRO Holding Certificate and may be subject to revision or withdrawal at any time by either rating agency. The rating, if any, assigned to the Down-MACRO Holding Certificates bears no relevance to the credit quality of the Up-MACRO Holding Certificates.

Who is the Trustee?

         [ ] will act as trustee for both of the Paired Holding Trusts pursuant to separate trust agreements. You may inspect the trust agreements at the office of the trustee during regular business hours [upon two business days' prior notice] at [ ]. You should refer to the section titled "Description of the Up-MACRO Holding Trust Agreement" beginning on page S-[26] in this prospectus supplement.

Are there any risks associated with my investment?

         Yes, there are a number of risks associated with an investment in the Up-MACRO Holding Certificates. There is no guarantee that the Up-MACRO Holding Trust will have funds available to make any quarterly distributions or to make a final distribution on the Up-MACRO Holding Certificates. You may lose substantially all of your investment in the Up-MACRO Holding Certificates. Please review the sections titled "Risk Factors" beginning on page S-10 in this prospectus supplement and page [5] in the accompanying prospectus.


                                 RISK FACTORS

         An investment in the Up-MACRO Holding Certificates involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the section "Risk Factors" in the accompanying prospectus.

You could lose substantially all of your investment.

         You will not receive any distributions on your certificates other than periodic distributions of available earnings, if any, deposited in the Up-MACRO Holding Trust after it exchanges payments with the Down-MACRO Trust under the swap agreement and a final distribution of the assets to which the Up-MACRO Holding Trust is entitled under the forward contracts on the final scheduled termination date, an early termination date or a redemption date. The amount of your periodic distributions will be determined in part on the basis of the Up-MACRO Holding Trust's Underlying Value and in part on the amount of fees and expenses incurred by your trust and the investment losses that may have been suffered by your trust. As a result, you may not receive any periodic distributions on one or more distribution dates. Your final distribution will also depend upon the Underlying Value of the Up-MACRO Holding Trust, which will in turn be calculated based on the performance of the [Reference Index]. If the level of the [Reference Index] declines below its starting level, the Underlying Value of the Up-MACRO Holding Trust will decline proportionately. The Underlying Value of the Up-MACRO Holding Trust may decline to as low as 1% of the value of the assets on deposit in the trust as a result of a precipitous drop in the level of the [Reference Index]. If this occurs, you will lose substantially all of your investment.

There is no assurance that you will receive quarterly or final distributions.

         Although the eligible investments in the Up-MACRO Holding Trust will generate investment earnings, only earnings that are in excess of the trust's fees and expenses and the amount of any credit losses on its eligible investments will be available for distribution. If, during any calculation period between distribution dates, the fees and expenses of your trust and the amount of any investment losses experienced by the trust exceed the investment earnings on the eligible investments, as adjusted by payments under the swap agreement, no quarterly distribution will be made on the Up-MACRO Holding Certificates. Similarly, if the Down-MACRO Holding Trust does not have any available investment earnings because its fees and expenses and/or its investment losses exceeded its investment earnings, it will not be required to make any swap payment to your Up-MACRO Holding Trust, which will reduce the amount of your quarterly distribution. Additionally, shortfalls as a result of those fees and expenses being greater than the investment earnings on the eligible investment or shortfalls as a result of principal losses on the eligible investments will be required to be paid on future distribution dates out of Available Earnings prior to payments under the swap agreement and distribution to certificateholders. Therefore, you may not received a quarterly distribution for an extended period or your quarterly distribution maybe reduced to cover high fee, expenses and/or investment losses. Further, if the Underlying Value of your Up-MACRO Holding Trust is small, because the reference index has fallen significantly below its starting point, your Up-MACRO Holding Trust will be required to pay a significant portion or substantially all of its available earnings to the Down-MACRO Holding Trust under the swap agreement instead of distributing those earnings on your certificates.

         If the closing level of the [Reference Index] on the determination date related to the final scheduled termination date, an early termination date or a redemption date for your certificates is below its starting level, the Underlying Value of the Up-MACRO Holding Trust will be reduced proportionately and it will be required to pay a portion of its assets to the Down-MACRO Holding Trust under the forward contracts. The Up-MACRO Holding Trust may be equal to as little as 1% of the value of its assets on a final distribution date, in which case it will be required to pay over 99% of its assets to the Down-MACRO Holding Trust under the forward contracts. If this were to occur, you would receive a minimal final distribution on your certificates.

There may not be a secondary market for the Up-MACRO Holding Certificates.

         Although the underwriters have advised us that they intend to make a market in the Up-MACRO Holding Certificates, they are not required to do so. [Application has been made to list the Up-MACRO Holding Certificates [and the Down-MACRO Holding Certificates] on the [American Stock Exchange] but there is no assurance that listing will be approved, and if the certificates are listed, there is no assurance that they will continue to be eligible for trading on the [American Stock Exchange] during the entire time they are outstanding.]

The market price of your Up-MACRO Holding Certificates may not be equal to their proportionate share of the Underlying Value of the Up-MACRO Holding Trust.

         The market price of your Up-MACRO Holding Certificates will be determined primarily by their proportionate share of the Underlying Value of the Up-MACRO Holding Trust. However, various other factors may affect the market price of your Up-MACRO Holding Certificates. You should review the risk factor entitled "Fluctuations in the Underlying Value and other factors may affect the market price of your certificates" in the prospectus for a discussion of some of these factors.

Returns on the Up-MACRO Holding Certificates may not resemble the returns on the assets measured by the [Reference Index].

         The payments between the Up-MACRO Holding Trust and the Down-MACRO Holding Trust under the swap agreement and the forward contracts are linked to the level of the [Reference Index]. As a result, the quarterly and final distributions of the Up-MACRO Holding Trust will be dependent on the level of the [Reference Index]. However, your return on your Up-MACRO Holding Certificates may not resemble the returns that you would achieve if you held a hypothetical portfolio containing all of the assets included in the calculation of the value of the [Reference Index]. For a discussion of the reasons why this may be the case, see "Risk Factors--We cannot assure you that an investment in your certificates will resemble an investment in the assets measured by the reference index." in the accompanying prospectus.

If the Up-MACRO Holding Trust is treated as a corporation for United States federal income tax purposes, your distributions will be reduced.

         There is no authority directly on point dealing with securities such as the Up-MACRO Holding Certificates or the transactions of the type described in this prospectus supplement. Nevertheless, tax counsel is of the opinion that the Up-MACRO Holding Trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus supplement or that a court would not sustain such a challenge.

         If the Up-MACRO Holding Trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO Holding Trust's taxable income would be subject to income tax at regular corporate rates and such income would not flow through to you as a certificateholder for reporting on your own return. The imposition of tax at the Up-MACRO Holding Trust level would reduce amounts available for distribution to you as a certificateholder.

You should be aware of the tax consequence of your investment in the certificates. For example, you may have United States federal income tax liabilities in advance of your quarterly distributions.

         It is possible that as a certificateholder of Up-MACRO Holding Certificates, you may recognize income in advance of your receipt of any cash distributions with respect to your Up-MACRO Holding Certificates. In addition, if you are a non-corporate certificateholder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, and, as a result, deductions in respect of payments under the swap agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO Holding Trust will be separately stated for you and you may deduct such expenses only to the extent that they, taken together with all your other miscellaneous itemized deductions, exceed 2% of your adjusted gross income. Furthermore, for all non-corporate certificateholders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

The historical performance of the [Reference Index] is not an indication of its future performance.

         It is impossible to predict whether the value of the [Reference Index] will rise or fall from its starting level on the date your certificates are issued. The level of the [Reference Index] is affected by a large number of factors. The past performance of the [Reference Index] is not indicative of its future performance.


                    FORMATION OF THE UP-MACRO HOLDING TRUST

General

         We have created the MACRO [Reference Index] Up-MACRO Holding Trust, Series 200[ ]-[ ], which we refer to as the "Up-MACRO Holding Trust," pursuant to a trust agreement, dated as of [ ], 200[ ], between us, as depositor, and [ ], as trustee. The Up-MACRO Holding Trust will issue the MACRO [Reference Index] Up-MACRO Holding Trust, Series 200[ ]-[ ] Certificates, which we refer to as the "Up-MACRO Holding Certificates."

         On [ ] (the "Closing Date"), the Trustee will purchase eligible investments with the proceeds from the sale of the Up-MACRO Holding Certificates and deposit these eligible investments into the Up-MACRO Holding Trust. The Trustee will also cause the Up-MACRO Holding Trust to enter into a swap agreement and multiple forward contracts with the Down-MACRO Holding Trust.

         The assets of the Up-MACRO Holding Trust will consist of:

         o eligible investments of the type described under "Description of Trust Assets--Eligible Investments" and investment earnings on those eligible investments;

         o the Up-MACRO Holding Trust's rights under the swap agreement, as described under "Description of the Trust Assets--Swap Agreement";

         o the Up-MACRO Holding Trust's rights under the forward contracts, as described under "Description of the Trust Assets--Forward Contracts"; and

         o        the certificate account created under the Up-MACRO Trust
                  Agreement.

         The Up-MACRO Holding Trust is a Delaware Statutory Trust created under the laws of the State of Delaware. A certificate of trust for the Up-MACRO Holding Trust was prepared in accordance with the Delaware Statutory Trust Act and filed with the Delaware Secretary of State on [ ].

         Concurrently with the formation of the Up-MACRO Holding Trust, we have also formed the MACRO [Reference Index] Down-MACRO Holding Trust, Series 200[ ]-[ ], which we refer to as the "Down-MACRO Holding Trust," pursuant to a separate trust agreement between us, as depositor, and [ ], as trustee. The Down-MACRO Holding Trust and the terms of its MACRO [Reference Index] Down-MACRO Holding Trust, Series 2000[ ]-[ ] Certificates, or the "Down-MACRO Holding Certificates" will be substantially similar to the Up-MACRO Holding Trust and the Up-MACRO Holding Certificates. The Down-MACRO Holding Trust will be the counterparty under the swap agreement and the forward contracts. The Up-MACRO Holding Trust and the Down-MACRO Holding Trust are together referred to as the "Paired Holding Trusts," and the Up-MACRO Holding Certificates and the Down-MACRO Holding Certificates are together referred to as the "Paired Holding Certificates."


                                USE OF PROCEEDS

         The Up-MACRO Holding Trust will use the net proceeds from the sale of the Up-MACRO Holding Certificates to purchase eligible investments that mature on or before the business day preceding the distribution date in [ ], 200[ ]. Net proceeds will also be used to pay administrative fees and expenses of the Up-MACRO Holding Trust.


               DESCRIPTION OF THE UP-MACRO HOLDING CERTIFICATES

         You should note that there are references in this section to the "aggregate certificate amount" of the certificates, by which we mean the stated amount of the Up-MACRO Holding Certificates determined at the time of their issuance and equal to the aggregate purchase price (less any offering expenses) paid by the initial purchasers of those certificates.

         The initial Underlying Value of the Up-MACRO Holding Trust will equal the aggregate certificate amount of the Up-MACRO Holding Certificates. After the Closing Date, the Up-MACRO Holding Trust's Underlying Value will generally fluctuate with the performance of the [Reference Index]. Periodic increases and reductions in the Underlying Value of the trust will have no effect on the aggregate certificate amount of the Up-MACRO Holding Certificates issued by the trust or the certificate amount of the Up-MACRO Holding Certificates held by you. The aggregate certificate amount of the Up-MACRO Holding Certificates will be reduced only by redemptions and increased only by a subsequent issuance of additional certificates.

         Each certificate will have an associated "certificate amount" derived at the time of its issuance from the aggregate certificate amount of certificates being issued on that same date. Your entitlement to any periodic and final distributions made by the Up-MACRO Holding Trust will be based on the certificate amount of your certificates and the proportion that this certificate amount bears to the aggregate certificate amount of the Up-MACRO Holding Certificates issued by the trust and outstanding on the date of the relevant distribution.

General

         The Up-MACRO Holding Certificates will be issued pursuant to the terms of the Up-MACRO Trust Agreement and will represent, in the aggregate, the entire, undivided, beneficial ownership interest in the Up-MACRO Holding Trust. The Up-MACRO Holding Certificates do not represent interests in or obligations of us, the Trustee, MACRO Securities Research, LLC, the underwriters or any of our or their affiliates.

         The Up-MACRO Holding Certificates will be denominated in, and all distributions with respect to the certificates will be payable in, United States dollars. The Up-MACRO Holding Certificates will be issued in minimum denominations of $[1,000,000] and multiples of $[1,000,000] in excess of that amount.

         The underwriters expect to deliver the Up-MACRO Holding Certificates in book-entry form only through The Depository Trust Company, or "DTC," on or about [ ], 200[ ] or the "Closing Date."

Periodic Distributions

         The Up-MACRO Holding Trust will make quarterly distributions to its certificateholders of that portion of the Available Earnings accrued on its eligible investments during the preceding calculation period which it is entitled to retain under the swap agreement. It will also distribute that portion, if any, of the Available Earnings accrued on the eligible investments in the Down-MACRO Holding Trust which it is entitled to receive under the swap agreement. Quarterly distributions will be made on the [ ] day of each [ ], [ ], [ ] and [ ], commencing on [ ], 20[ ], or, if any of these days is not a business day, on the following business day. A "business day" is a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York or the State of Delaware are authorized or required by law, regulation or executive order to close. We refer to each day on which a distribution is made as a "distribution date" and each period beginning on a distribution date and ending on the day prior to the next distribution date as a "calculation period."

         As of any distribution date, "Available Earnings" will equal the proceeds received upon the maturity of all of the eligible investments deposited in the Up-MACRO Holding Trust minus:

         o the fees and expenses incurred by the Up-MACRO Holding Trust during the preceding calculation period; minus

         o the aggregate unreimbursed shortfall, if any, during any past calculation period, equal to the aggregate certificate amount, minus the actual amount reinvested by the Trustee; minus

         o an amount equal to the aggregate certificate amount of the Up-MACRO Holding Certificates, which must be (1) reinvested by the Trustee in new eligible investments on that distribution date or (2) if that distribution date is the final scheduled termination date, an early termination date or a redemption date, used to make the required payment under the forward contracts being settled on that distribution date and then to pay the remainder as the final distribution on the Up-MACRO Holding Certificates, as described under "Description of the Up-MACRO Holding Trust Assets--Forward Contracts" in this prospectus supplement.

         The Paired Holding Trusts will make their swap payments under the swap agreement out of their Available Earnings. All funds remaining on deposit in the Up-MACRO Holding Trust after the foregoing payments or investments have been are made and after the trust's obligations under the swap agreement have been satisfied will be distributed as Available Earnings to the holders of the Up-MACRO Holding Certificates.

         On a distribution date, the funds remaining on deposit in the Up-MACRO Holding Trust after the Trustee pays the trust's fees and expenses may be equal to or less than the aggregate certificate amount of the Up-MACRO Holding Certificates, because those fees and expenses were greater than the investment earnings on the eligible investment or because defaults occurred on the eligible investments. In this case, all of the remaining funds will be reinvested in eligible investments and no payment will be made under the swap agreement and no distribution of investment earnings will be made to the certificateholders on that distribution date. Moreover, any shortfall caused by high fees, expenses and/or investment losses shall be paid out of investment earnings prior to payment under the swap agreement or distribution of investment earnings. You should note that the trust agreement for the Down-MACRO Holding Trust contains a parallel priority of payments under which no swap payment will be made to the Up-MACRO Holding Trust, if the funds on deposit in the Down-MACRO Holding Trust are less than or equal to the aggregate certificate amount of the Down-MACRO Holding Certificates on any distribution date, even if the Up-MACRO Holding Trust would otherwise be entitled to receive a portion of the Down-MACRO Holding Trust's investment earnings on that date.

         For a description of how the Underlying Value of the Up-MACRO Holding Trust and its required payments under the swap agreement are calculated, see "--Calculation of Underlying Value" and "Description of the Up-MACRO Holding Trust Assets--Swap Agreement" in this prospectus supplement.

Final Distribution

         You will receive a final distribution on your certificates on the final scheduled termination date or any early termination date for your certificates. The "final scheduled termination date" will occur on [ ], 20[ ] unless your certificates are redeemed prior to that date or the Up-MACRO Holding Trust terminates following the occurrence of a Termination Trigger on an early termination date. On any of these date, your final distribution will be equal to:

         o        the aggregate sum of:

                  o payments received under the swap agreement from the Down-MACRO Holding Trust; plus

                  o payments received under the forward contracts from the Down-MACRO Holding Trust; minus

                  o payments made under the swap agreement to the Down-MACRO Holding Trust; minus

                  o payments made under the forward contracts to the paired Down-MACRO Holding Trust;

         multiplied by:

         o        a fraction in which:

                  o the numerator equals the certificate amount of your certificates; and

                  o the denominator equals the aggregate certificate amount of all of the outstanding Up-MACRO Holding Certificates.

         The net payments received by the Up-MACRO Holding Trust under the forward contracts will reflect the aggregate unreimbursed losses, if any, on the eligible investments during each calculation period during which the Up-MACRO Holding Certificates were outstanding. For a detailed description of the calculation of these net payments, see "Description of the Up-MACRO Holding Trust Assets---The Forward Contracts."

         Regardless of the Underlying Value of the Up-MACRO Holding Trust on any relevant determination date, it must retain and distribute to its certificateholders as a final distribution assets equal to at least 1% of the aggregate certificate amount of the outstanding Up-MACRO Holding Certificates and may not receive assets from the Down-MACRO Holding Trust equal to more than 99% of the aggregate certificate amount of the outstanding Down-MACRO Holding Certificates.

         On any redemption date for all or some of the Up-MACRO Holding Certificates, the certificates being redeemed will receive the final distribution described above. On a redemption date, forward contracts with a notional amount equal to the aggregate certificate amount of the certificates being redeemed will be settled.

         Any reduction in the principal amount of assets on deposit in the Up-MACRO Holding Trust as a result of the incurrence of fees and expenses in excess of investment earnings during one or more calculation periods or as a result of defaults on the eligible investments which cannot be made up with investment earnings must be borne by the holders of the Up-MACRO Holding Certificates on the date that they receive their final distribution, in proportion to the respective certificate amounts of their certificates. Similarly, if the Up-MACRO Holding Trust is entitled to a percentage of the Down-MACRO Holding Trust's assets under the forward contracts and the Down-MACRO Holding Trust has incurred fees and expenses and/or has experienced defaults on its eligible investments and has not received sufficient investment earnings to cover those fees and expenses and to make up those losses, then the amount that the Up-MACRO Holding Trust will receive from the Down-MACRO Holding Trust will be proportionately reduced as a result of those losses. If only a portion of the Up-MACRO Holding Certificates are being redeemed on any redemption date, any reduction in the principal amount of the assets in the Up-MACRO Holding Trust must be borne proportionately by the certificates being redeemed and the certificates which remain outstanding, based on their respective certificate amounts.

         For a description of how the Underlying Value of the Up-MACRO Holding Trust and its required payments under the swap agreement and the forward contracts are calculated, see "--Calculation of Underlying Value," "Description of the Up-MACRO Holding Trust Assets--Swap Agreement" and "Description of the Up-MACRO Holding Trust Assets--Forward Contracts."

Calculation of Underlying Value

         The final distribution on your Up-MACRO Holding Certificates will be based on the Underlying Value of the Up-MACRO Holding Trust on the Index Calculation Day preceding the date on which that final distribution is made. Periodic distributions of investment earnings on your Up-MACRO Holding Certificates on each distribution date will be based on the average Underlying Value of the Up-MACRO Holding Trust on each day during the preceding calculation period. The Underlying Value of the Up-MACRO Holding Trust on any determination date will equal all or a portion of the value of the assets in the Up-MACRO Holding Trust and a portion or none of the value of the assets in the Down-MACRO Holding Trust. The Underlying Value will be calculated on each business day following an Index Calculation Day on the basis of the level of the [Reference Index] on that Index Calculation Day relative to the starting level of the [Reference Index]. An "Index Calculation Day" is each business day on which the level of the [Reference Index] is published by [ ].

         If the level of the [Reference Index] on any Index Business Day has increased relative to its starting level, the Underlying Value of the Up-MACRO Holding Trust will also increase relative to its Underlying Value on the Closing Date. This increase will be reduced by the defaults, if any, which may have occurred on the eligible investments in the Paired Holding Trusts during the preceding calculation period, which defaults have not been made up with investment earnings on one or more prior distribution dates. If the level of the [Reference Index] decreased relative to its starting level, the Underlying Value of the Up-MACRO Holding Trust will also decrease. If the level of the [Reference Index] is the same as its starting level, the Underlying Value of the Up-MACRO Holding Trust will equal the aggregate certificate amount of the Up-MACRO Holding Certificates, assuming that no defaults have occurred on the eligible investments in the Up-MACRO Holding Trust. Your share of the Underlying Value of the Up-MACRO Holding Trust will be equal to the proportion that the certificate amount of your certificates bears to the aggregate certificate amount of all of the outstanding certificates issued by the Up-MACRO Holding Trust.

         The Underlying Value of the Up-MACRO Holding Trust on any Index Calculation Day will equal:

         o if the ending level of the [Reference Index] on that Index Calculation Day is above its starting level, the Up-MACRO Asset Amount for the calculation period in which that Index Calculation Day occurs plus an amount equal to the product of (1) the aggregate certificate amount of the Up-MACRO Holding Certificates, (2) the Index Level Percentage Change and (3) the Down-MACRO Loss Adjustment Amount; and

         o if the ending level of the [Reference Index] on that Index Calculation Day is below its starting level, the Up-MACRO Asset Amount for the applicable calculation period minus the product of (1) that Up-MACRO Asset Amount and (2) the Index Level Percentage Change,

         o if the ending level of the [Reference Index] on that Index Calculation Day is equal to its starting level, the Up-Macro Asset Amount for the applicable calculation period;

         where:

         o the "Index Level Percentage Change" is a percentage equal to the absolute value of:

                                Ending level - starting level
                        -----------------------------------------------
                                       Starting level

         o the "ending level" is the closing level of the [Reference Index] on the relevant Index Calculation Day;

         o the "starting level" is the level of the [Reference Index] on the day the Up-MACRO Holding Certificate were [priced][issued] and is equal to [ ];

         o the "Up-MACRO Asset Amount" is equal, with respect to any calculation period, to the principal amount of the eligible investments on deposit in the Up-MACRO Holding Trust on the first day of such calculation period. The principal amount of each eligible investment will be deemed to be equal to the purchase price paid by the Up-MACRO Holding Trust for that eligible investment;

         o the "Down-MACRO Loss Adjustment" is equal to, for any calculation period, the Down- MACRO Asset Amount, divided by the aggregate certificate amount of the Down-MACRO Holding Certificates; and

         o the "Down-MACRO Asset Amount" is equal, with respect to any calculation period, to the principal amount of the eligible investments on deposit in the Down-MACRO Holding Trust on the first day of such calculation period. The principal amount of each eligible investment will be deemed to be equal to the purchase price paid by the Down-MACRO Holding Trust for that eligible investment.

         The Underlying Value of the Up-MACRO Holding Trust may never be less than 1% of the aggregate certificate amount of the Up-MACRO Holding Certificates. The Underlying Value will be deemed to be 1% of the aggregate certificate amount of the Up-MACRO Holding Certificates on any Index Calculation Day on which the Underlying Value, calculated as described above, would be less than that amount.

         By [5:00] p.m. Eastern Standard time on each Index Calculation Day,
the Trustee will post on its website, [http://          ], the Underlying Value
of the Up-MACRO Holding Trust and the share of that Underlying Value which is allocable to one Up-MACRO Holding Certificate with a certificate amount equal to the minimum denomination of $[1,000,000]. The foregoing information can be used by you to approximate the payment you would receive on your certificates under the Forward Contracts if these contracts were to settle on that Index Calculation Day. In addition, we will post the investment earnings accrued on the eligible investments in the Paired Holding Trusts during the period beginning on the preceding distribution date and ending on the relevant determination date, the Average Underlying Value of the Up-MACRO Holding
Trust, the Average Up-MACRO Underlying Value Percentage and the Average Up-MACRO Underlying Value Percentage Change during the same time period. The foregoing information can be used by you to approximate the net payment, if any, to be received by the Up-MACRO Holding Trust under the swap agreement on the next distribution date and the interest earnings to be distributed on your certificates on that distribution date.

Redemption

         On any distribution date, an Authorized Participant, on behalf of itself or one or more certificateholders, may present to the Trustee for redemption one or more pairs of Paired Holding Certificates in a ratio of one Up-MACRO Holding Certificate of the minimum denomination to one Down-MACRO Certificate of the minimum denomination and in a combined minimum certificate amount equal to $[2,000,000]. We refer to each pair of Up-MACRO and Down-MACRO Holding Certificates in the specified ratio and minimum certificate amount as a "Creation Unit." Upon the tender of one or more Creation Units, the Authorized Participant will receive on the relevant redemption date an amount equal to:

         o for the Up-MACRO Trust Certificates being redeemed, (1) the payment received by the Up-MACRO Holding Trust under the forward contracts relating to the Creation Units being redeemed minus the payment it made under those forward contracts, which will be equal to that portion of the Underlying Value of the Up-MACRO Holding Trust (measured as of the determination date relating to the relevant redemption date) which is represented by the Up-MACRO Holding Certificates being redeemed plus (2) the proportionate share of the Available Earnings of the Up-MACRO Holding Trust, if any, to which the Up-MACRO Holding Certificates being redeemed is entitled on that distribution date; plus

         o for the Down-MACRO Trust Certificates being redeemed, (1) the payment received by the Down-MACRO Holding Trust under the forward contracts relating to the Creation Units being redeemed minus the payment it made under those forward contracts, which will be equal except as described below to that portion of the Underlying Value of the Down-MACRO Holding Trust (measured as of the determination date relating to the relevant redemption date) which is represented by the Down-MACRO Holding Certificates being redeemed plus (2) the proportionate share of the Available Earnings of the Down-MACRO Holding Trust, if any, to which the Down-MACRO Holding Certificates being redeemed is entitled on that distribution date; minus

         o        a transaction fee of $[        ] for each Creation Unit.

         The Up-MACRO Holding Certificates may only be redeemed:

         o together with Down-MACRO Holding Certificates in the specified ratio and minimum denomination that constitutes one or more Creation Units;

         o        on a distribution date; and

         o        by an Authorized Participant.

         In order to redeem holding certificates constituting a Creation Unit, the Trustee must receive, at least [10] Business Days (or such shorter period as is acceptable to the Trustee) but not more than [20] Business Days prior to the relevant redemption date:

         o a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth:

         o        the name of the certificateholder;

         o        the number of Creation Units to be redeemed;

         o the certificate number of each Up-MACRO Holding Certificate and each Down-MACRO Holding Certificate to be redeemed or a description of the tenor and terms of the Up-MACRO and Down-MACRO Holding Certificates to be redeemed; and

         o a written statement that the option to elect redemption is being exercised.

         A tender of Paired Holding Certificates for redemption will be irrevocable.

Subsequent Issuances

         The Up-MACRO and Down-MACRO Holding Trusts of your series may issue additional holding certificates in pairs of Up-MACRO and Down-MACRO Holding Certificates constituting one or more Creation Units. A Creation Unit will consist of one Up-MACRO Holding Certificate of the minimum denomination and one Down-MACRO Holding Certificate of the minimum denomination. The combined minimum certificate amount of the Paired Holding Certificates constituting a Creation Unit is $[2,000,000]. No fractional Creation Units may be issued.

         Creation Units may be issued on any business day on which the [Reference Index] is calculated. To purchase a Creation Unit, an Authorized Participant, who has entered into a participation agreement with the Trustee, must place a purchase order prior to the close of the New York Stock Exchange (generally, 4 p.m. Eastern time) with the Trustee of the Up-MACRO and Down-MACRO Holding Trusts at least one (1) business day prior to the requested issuance date. On the date on which the additional paired holding certificates are issued, the Authorized Participant must deposit:

         o with the Trustee for the Up-MACRO Holding Trust, eligible investments in an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates that will be issued as part of the Creation Unit, plus an amount equal to the earnings on those eligible investments which accrued during the period from the preceding distribution date for the existing paired holding certificates to the relevant subsequent issuance date;

         o with the trustee for the Down-MACRO Holding Trust, eligible investments in an amount equal to the aggregate certificate amount of the Down-MACRO holding certificates that will be issued as part of the Creation Unit, plus an amount equal to the earnings on those eligible investments which accrued during the period from the preceding distribution date to the relevant subsequent issuance date; and

         o        with the trustee for the paired holding trusts, a
                  transaction fee equal to $[    ].

         Any eligible investments deposited into the Up-MACRO Holding Trust in connection with a subsequent issuance of Up-MACRO and Down MACRO Holding Certificates will be required to mature not later than the business day preceding the next distribution date of your Up-MACRO Holding Certificates.

         Purchase orders for new Creation Units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation or "NSCC." Authorized Participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee.

         Upon the deposit of the eligible investments with the Trustee of the Up-MACRO and Down-MACRO Holding Trust and receipt of the cash component to the Trustee, the Trustee will give notice to the NSCC to credit the account of the Authorized Participant. Concurrently, with the subsequent issuance of Up-MACRO and Down-MACRO Holding Certificates of your series, the Trustee will enter into additional swap and forward contracts to account for the increase aggregate certificate amount of the Up-MACRO and Down-MACRO Holding Trusts. For more information on the additional swap and forward contracts, see the section titled "Description of Up-MACRO Holding Trust Assets--The Swap Agreement" and "--The Forward Contracts."

         A subsequent issuance of paired holding certificates may only be made if it does not result in either of the paired holding trusts or their respective pools of assets becoming required to register as an "investment company" under the Investment Company Act of 1940.

Hypothetical Scenarios

         The Underlying Value of the Up-MACRO Holding Certificates at any time will depend on the level of the [Reference Index]. It is not possible to illustrate all possible payment scenarios, because the [Reference Index] is subject to significant variation. Table 1 below is intended to illustrate the effect that several hypothetical movements in the level of the [Reference Index] would have on the final distribution on the Up-MACRO Holding Certificates.

         The following table [excludes periodic distributions of investment earnings on the eligible investments deposited in the Up-MACRO Holding
Trust][makes the following assumptions about periodic distributions:[    ]].
The following table also assumes that:

         o there has been no default by either the Up-MACRO Holding Trust or the Down-MACRO Holding Trust under the forward contracts;

         o the amount of eligible investments in the Up-MACRO Holding Trust is at least equal to the Up-MACRO Certificate Amount, after payment of the Up-MACRO Holding Trust's fees and expenses, and the amount of eligible investments in the Down-MACRO Holding Trust is at least equal to the Down-MACRO Certificate Amount, after payment of the Down-MACRO Holding Trust's fees and expenses;

         o the semiannually compounded rates of return indicated in the right hand column reflect annualized returns to Up-MACRO Holding Certificates only for those Up-MACRO Holding Certificates that (i) were issued on the Closing Date and
                  (ii) are repaid on the final scheduled termination date; and

         o        the starting level of the [Reference Index] is [ ].


Table 1 - Return of Initial Investment


                            % change in           Underlying Value        Semiannually
                            [Reference            per $[1,000,000]         Compounded
      Ending Level of       Index] from           Up-MACRO Holding          Rate of
     [Reference Index]      its Starting Level      Certificate             Return(1)
     ------------------    -------------------    -----------------       -------------
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%
            [ ]                 [ ]%                    $[ ]                  [ ]%


     (1) Assumes that the Up-MACRO Holding Certificate (i) was issued on the Closing Date and (ii) held until the final scheduled termination date. The semiannually compounded rates of return do not include periodic distributions of available earnings.


Termination Triggers

         The occurrence of certain events, which we refer to as "Termination Triggers," will cause the Trustee to terminate your Up-MACRO Holding Trust, as well as the Down-MACRO Holding Trust. Upon obtaining knowledge or receiving notice of the occurrence of any of the following events, the Trustee will give prompt notice of that event to each certificateholder. The following events are Termination Triggers for the Paired Holding Trusts:

         o either the Up-MACRO Holding Trust or the Down-MACRO Holding Trust becomes required to register as an "investment company" under the Investment Company Act;

         o the Trustee determines that the [Reference Index] is no longer available and that no substitute index can be used in its place [, or that the [Reference Index] has been modified or the method of calculating the [Reference Index] has materially changed such that it no longer fairly represents the level of the index had such modifications or changes not been made];

         o the bankruptcy or insolvency of either of the Paired Holding Trusts or the institution of voluntary or involuntary proceedings against either of them; or

         o credit losses on the Eligible Investments in either of the Paired Holding Trusts exceed $[ ].

         Upon the occurrence of a Termination Trigger, the Trustee will, on the next distribution date, which we refer to as an "Early termination date," redeem your Up-MACRO Holding Certificates as described under "--Final Distributions."

Transfers of Up-MACRO Holding Certificates

         You may transfer the Up-MACRO Holding Certificates only in denominations and integral multiples of $[1,000,000].

Listing on the  [American Stock Exchange]

         [Application will be made to list the Up-MACRO Holding Certificates [and the Down-MACRO Holding Certificates] on the [American Stock Exchange], but there is no assurance that listing will be approved, and if the certificates are listed, there is no assurance that they will continue to be eligible for trading on the [American Stock Exchange] during the entire time they remain outstanding. ]

         [The Up-MACRO Holding Certificates have been approved for listing on the [[ ] Exchange] under the symbol[s] "[ ]" and "[ ]"[, respectively]. There is no assurance that the certificates, once listed, will continue to be eligible for trading on the [[ ] Exchange] during the entire time they remain outstanding.]

Form of the Up-MACRO Holding Certificates

         The Up-MACRO Holding Certificates will be delivered in global, registered form. The Up-MACRO Holding Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.

Same-Day Settlement and Payment

         Settlement for the Up-MACRO Holding Certificates will be made by the underwriters in same-day funds. All distributions on the Up-MACRO Holding Certificates will be made in same-day funds so long as the Up-MACRO Holding Certificates are maintained in book-entry form.

Calculations

         The Trustee will be responsible for determining the level of the [Reference Index], or any substitute index, if applicable, on each Index Business Day and for calculating the Available Earnings to be distributed on each distribution date. All determinations made by the Trustee will be conclusive for all purposes and binding on the certificateholders of the Paired Holding Certificates, absent manifest error.


                           DESCRIPTION OF THE INDEX

         The [Reference Index] is a [      ]. We make no representation as to
or guarantee the accuracy with which the [Reference Index] tracks the assets it represents. Furthermore, past performance is not indicative of future performance. We made no representations as to or guarantee the future performance of the [Reference Index].

         The following tables show the level of the [Reference Index] at the end of each month in the period from [ ] to [ ] and at year-end for the years ending [ ] through [ ]. These historical data should not be considered representative of the future performance of the [Reference Index] or of the returns that will be earned on the Paired Holding Certificates. Any historical upward or downward trends do not indicate that the [Reference Index] is more or less likely to increase or decrease at any time during the term of the certificates.


Table 2 - Month-End Levels of the [Reference Index]



                            [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
January..............       [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
February..........          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
March.............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
April.............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
May...............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
June..............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
July..............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
August............          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
September.........          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
October...........          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
November..........          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]
December..........          [ ]           [ ]            [ ]           [ ]            [ ]           [ ]


         The following graph illustrates the historical performance of the [Reference Index] from [ ] through [ ].


                              [Historical Graph]

Volatility

         To illustrate the historical volatility of the [Reference Index], the following table shows the average change and the largest and smallest increases and decreases in the [Reference Index] over various periods from [ ] to [ ].


Table 3 - [Reference Index] Volatility ([       ]-[         ])


                               1             [  ]           [   ]            [   ]           [   ]
                              Year           Years          Years            Years           Years
                           ---------       ----------      ---------       ---------        --------


Average change                [ ]%            [ ]%            [ ]%            [ ]%             [ ]%
Largest increase              [ ]%            [ ]%            [ ]%            [ ]%             [ ]%
Smallest increase             [ ]%            [ ]%            [ ]%            [ ]%             [ ]%
Largest decrease              [ ]%            [ ]%            [ ]%            [ ]%             [ ]%
Smallest decrease             [ ]%            [ ]%            [ ]%            [ ]%             [ ]%


Modifications to the [Reference Index]

         No assurance can be given that [ ] will not modify or change its method of calculating the [Reference Index] in a manner that could adversely affect distributions to the Up- MACRO Holding Certificates. [ ] is under no obligation to publish the [Reference Index] and may discontinue its publication at any time. [ ] is not responsible for and does not participate in the determination of any distributions made by the Up-MACRO Holding Trust.

         The information in this prospectus supplement regarding [ ] and the [Reference Index] has been obtained from [ ] or other publicly available sources. The information reflects the policies of [ ] as stated in such sources, but [ ] can change such policies at any time. None of [ ], the Depositor, MACRO Securities Research, LLC, the underwriters, or the Trustee assumes any responsibility for the accuracy or completeness of the information.

Discontinuation of the [Reference Index]

         If [ ] discontinues publication of the [Reference Index], the Trustee may, beginning with the next distribution date, substitute a successor or another index if the Trustee determines that such index is comparable to the [Reference Index]. If the Trustee does not substitute another index, on the following distribution date, the Paired Holding Certificates shall be redeemed. The Swap Agreement and the Forward Contracts will be terminated after giving effect to the final distributions and the Trustee will terminate the Up-MACRO Holding Trusts.

Alterations to Calculations involving the [Reference Index] or any Successor
Index

         If at any time the Trustee determines that the method of calculating the [Reference Index] or its successor has materially changed, or otherwise determines that the index has been modified so that it no longer fairly represents the level of the index had the changes or modifications not been made, then, from and after that time, the Trustee will make adjustments to the index as it may deem necessary in its good faith judgment to calculate a level for the index that would be comparable to the level of the index had the changes or modifications not been made. The Trustee will post its adjusted level for the index each Index Business Day on its website at [www. ]. If the [Reference Index] or its successor is modified so that its level is a fraction or multiple of what it would have been without the modification, the Trustee will adjust the index to determine a level for the index as if it had not been modified.

[Reference Index] License Agreement

         [ ] has granted [ ] a license, pursuant an agreement with the trustee of the Up-MACRO Holding Trust, which we refer to as the "License Agreement," to use the [Reference Index] as a basis for determining the Underlying Value with respect to quarterly distributions to certificateholders and for determining the Index Level Percentage Change with respect to final distributions to certificateholders, and to use certain trade names and trademarks of [ ] in connection with the certificates and the trusts. The License Agreement may be amended without the consent of the certificateholders.

         None of the Trusts, the Trustee, DTC, the underwriters or any certificateholder is entitled to any rights whatsoever under the License Agreement or to use the trademarks "[ ]" or to use the [Reference Index] except as specifically described in this prospectus supplement.

         The certificates are not sponsored, endorsed, sold or promoted by [ ] and [ ] makes no representation or warranty, express or implied, to the Paired Holding Trusts, the Trustee, DTC, the underwriters or any certificateholder regarding the advisability of investing in the certificates or the ability of the [Reference Index] to track [ ] performance. [ ]'s only relationship to [ ] is the licensing of certain trademarks and trade names of [ ] and of the [Reference Index] which is determined, comprised and calculated by [ ] without regard to the Paired Holding Trusts, the Trustee, DTC, the underwriters or the certificateholders. [ ] has no obligation to take the needs of the Paired Holding Trusts or the certificateholders into consideration in determining, comprising or calculating the [Reference Index]. [ ] is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the Paired Holding Certificates. [ ] has no obligation or liability in connection with the administration, marketing or trading of the Paired Holding Certificates.


               DESCRIPTION OF THE UP-MACRO HOLDING TRUST ASSETS

Eligible Investments

         Proceeds from the issuance of the Up-MACRO Holding Certificates will be invested by the Trustee on behalf of the Up-MACRO Holding Trust in "eligible investments" consisting of non-callable obligations issued by, or fully guaranteed as to timely payment by, the United States of America. All eligible investments purchased by the Trustee on the Closing Date or on any subsequent date must mature no later than the business day preceding the next scheduled distribution date. On each distribution date, the Trustee will reinvest the proceeds from the liquidation of the matured eligible investments in new eligible investments in the amount described under "Description of the Up-MACRO Holding Certificates--Periodic Distributions" in this prospectus supplement. The assets in the Down-MACRO Holding Trust will be similarly invested. The obligations of the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the swap agreement and forward contracts will be secured by the eligible investments in the Down-MACRO Holding Trust and the obligations of the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the same agreements will be secured by the eligible investments in the Up-MACRO Holding Trust.

The Swap Agreement

         On the Closing Date, the Up-MACRO Holding Trust will enter into a swap agreement with the Down-MACRO Holding Trust. Under the swap agreement, the Down-MACRO Holding Trust will agree to pay the entire Down-MACRO Earnings Amount for the preceding calculation period to the Up-MACRO Holding Trust on each distribution date. In return, the Up-MACRO Holding Trust will agree to pay to the Down-MACRO Holding Trust:

         o if the Average Underlying Value Percentage for the preceding calculation period was greater than 100%, the Down-MACRO Earnings Amount multiplied by (100% minus the Average Underlying Value Percentage Change); and

         o if the Average Underlying Value Percentage for the preceding calculation period was below 100%, the entire Down-MACRO Earnings Amount plus (the Up-MACRO Earnings Amount multiplied by the Average Underlying Value Percentage Change);

                  where:

         o the "Average Underlying Value Percentage" is the sum of the Underlying Value Percentages calculated for each day during the relevant calculation period, divided by the number of days in that calculation period;

         o the "Underlying Value Percentage" equals, on any Index Calculation Day, the Underlying Value of the Up-MACRO Holding Trust on that day divided by the aggregate certificate amount of all Up-MACRO Holding Certificates outstanding on that day, expressed as a percentage. The Underlying Value Percentage on any day that is not an Index Calculation Day will be deemed to be the percentage determined for the preceding Index Calculation Day;

         o the "Average Underlying Value Percentage Change" is equal to the absolute value of the Average Underlying Value Percentage minus 100%.

         o the "Up-MACRO Available Earnings" is the amount of funds on deposit in the Up-MACRO Holding Trust in excess of the sum of (1) the trust's fees and expenses and (2) the aggregate certificate amount of the outstanding Up-MACRO Holding Certificates; and

         o the "Down-MACRO Available Earnings" is the amount of funds on deposit in the Down-MACRO Holding Trust in excess of the sum of (1) the trust's fees and expenses and (2) the aggregate certificate amount of the outstanding Down-MACRO Holding Certificates.

The Forward Contracts

         On the Closing Date, the Up-MACRO Holding Trust will enter into multiple forward contracts with the Down-MACRO Holding Trust. Each forward contract will have a notional amount equal to the aggregate certificate amount of the Up-MACRO and Down-MACRO Holding Certificates which form one Creation Unit. New forward contracts will be entered into by the Paired Holding Trusts upon the issuance of additional certificates. A forward contract will terminate upon the redemption of the Paired Holding Certificates to which that contract relates. All of the forward contracts will terminate on the final scheduled termination date or an early termination date. The forward contracts will obligate the Paired Holding Trusts to make payments based on the level of the [Reference Index] on the Index Calculation Day preceding the day on which the forward contracts are settled and terminated.

         Under the forward contracts, the Up-MACRO Holding Trust and the Down-MACRO Holding Trust must exchange payments on the final scheduled termination date, any early termination date or any redemption date for the Paired Holding Certificates. The net effect of this exchange of payments will be that the amount of assets in each of the Paired Holding Trusts will be equal to the Underlying Value of that trust, as calculated on the Index Calculation Day preceding the final distribution date. In order to achieve this net effect, the Down-MACRO Holding Trust will agree under the forward contracts to pay to the Up-MACRO Holding Trust all funds it holds on deposit on the final distribution date for the Paired Holding Certificates after all of its fees and expenses have been paid, less (1) the Down-MACRO Holding Trust's required payment under the swap agreement and (2) the investment earnings the Down-MACRO Holding Trust is required to distribute to its certificateholders on the final distribution date. In return, the Up-MACRO Holding Trust will make an aggregate payment to the Down-MACRO Holding Trust equal to:

         o if the ending level of the [Reference Index] on the Index Calculation Day preceding the final distribution date is above its starting level, an amount equal to the product of
                  (a) the funds the Up-MACRO Holding Trust received from the Down-MACRO Holding Trust and (b) (1 minus the Index Level Percentage Change); and

         o if the ending level of the [Reference Index] on that Index Calculation Day is below its starting level, all of the funds the Up-MACRO Holding Trust received from the Down-MACRO Holding Trust plus the product of (a) (all funds on deposit in the Up-MACRO Holding Trust on the final distribution date minus its fees and expenses minus its required payment under the swap agreement minus the investment earnings it is required to distribute to its certificateholders on the final distribution date) and (b) the Index Level Percentage Change.

         Payments under the forward contracts will be limited so that the Up-MACRO Holding Trust will in every case retain assets equal to at least 1% of the aggregate certificate amount of the outstanding Up-MACRO Holding Certificates and the Down-MACRO Holding Trust will retain assets equal to at least 1% of the aggregate certificate amount of the Down-MACRO Holding Certificates, regardless of the performance of the [Reference Index] on the relevant Index Calculation Day.

         On any redemption date for Paired Holding Certificates, only the forward contracts relating to the Creation Units consisting of the Paired Holding Certificates being redeemed will be settled.


              DESCRIPTION OF THE UP-MACRO HOLDING TRUST AGREEMENT

General

         The Up-MACRO Holding Certificates will be issued pursuant to a trust agreement between the Depositor and the Trustee, which we refer to as the "Up-MACRO Trust Agreement," dated as of the Closing Date, and the Down-MACRO Holding Certificates will be issued pursuant to a trust agreement between the Depositor and the Trustee, which we refer to as the "Down-MACRO Trust Agreement," dated as of the Closing Date. We refer to the Down-MACRO Holding Trust, together with the Up-MACRO Trust Agreement, as the "Trust Agreements." A Current Report on Form 8-K relating to the Up-MACRO Holding Certificates containing a copy of this prospectus supplement will be filed by us with the Securities and Exchange Commission following the issuance and sale of the Paired Holding Certificates. The assets of the Up-MACRO Holding Trust will consist of (i) short-term eligible investments, (ii) rights under the swap agreement, (iii) rights under the forward contracts and (iv) the Up-MACRO Certificate Account and all amounts on deposit in that account.

The Trustee

         [ ] will act as trustee (the "Trustee") for both the Up-MACRO Holding Trust and the Down-MACRO Holding Trust. The office of the Trustee is located at [ ] and its telephone number is [( ) ].

         The Trust Agreements will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by both the Up-MACRO Holding Trust and the Down-MACRO Holding Trust pro rata according to their respective aggregate certificate amounts and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreements or the Paired Holding Certificates or the performance of the Trustee's duties under the Trust Agreements, other than any loss, liability or expense that was incurred by reason of the Trustee's willful misconduct, bad faith or negligence in the performance of its duties under the Trust Agreements. The Trustee may be terminated under certain circumstances and replaced by a successor trustee under the circumstances discussed in the accompanying prospectus.

Fees and Expenses of your Up-MACRO Holding Trust and the Down-MACRO Holding
Trust

         Pursuant to the Up-MACRO Trust Agreement, the Trustee will agree to pay specified ongoing administrative fees and expenses of your Up-MACRO Holding Trust [including certain fees paid to the rating agencies, [ ] and [ ]]. The Trustee will not be liable for any indemnification provided by your Up-MACRO Holding Trust [or by the Depositor] and in no event will the Trustee be liable for investment losses on any Eligible Investments (other than in its capacity as obligor on those Eligible Investments, if applicable). As compensation for the performance of its duties under the Up-MACRO Trust Agreement and for assuming the fees and expenses, the Trustee will be entitled to [ ] basis points ([ ]%) per annum of the aggregate principal balance of the eligible investments in your Up-MACRO Holding Trust payable on each distribution date. [The Trustee will also be entitled to retain all fees described in this prospectus supplement with respect to the issuance of additional Creation Units and the redemption of Creation Units.]

Termination of the Trusts

         The Up-MACRO Trust Agreement will be terminated and your Up-MACRO Holding Trust will be dissolved concurrently following the earlier of (i) the final scheduled termination date, (ii) an Early termination date and (iii) the date upon which all Paired Holding Certificates are redeemed at the option of the certificateholders. Upon final distribution of any funds remaining in your Up-MACRO Holding Trust to certificateholders, the Trustee shall wind up the activities and affairs of your Up-MACRO Holding Trust as required by Section 3808(d) of the Delaware Statutory Trust Act and cause the certificate of trust for each Paired Holding Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810(c) of the Delaware Statutory Trust Act.

         Any insolvency event, liquidation or dissolution with respect to the Depositor, shall neither (i) operate to terminate the Trust Agreements or your Up-MACRO Holding Trust and the Down-MACRO Holding Trust, nor (ii) entitle the Depositor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of your Up-MACRO Holding Trust and the Down-MACRO Holding Trust or their properties nor (iii) otherwise affect the rights, obligations and liabilities of the Trustee or the certificateholders.


            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         For a discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of Holding Certificates, see the section titled "Material United States Federal Income Tax Consequences" contained in the accompanying prospectus.


                         CERTAIN ERISA CONSIDERATIONS

         The Underwriters anticipate that the Up-MACRO Holding Certificates offered hereunder will meet the criteria of "publicly offered securities" pursuant to the Plan Assets Regulation.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Up-MACRO Holding Certificates,

         o the Up-MACRO Holding Certificates will be held by at least 100 independent investors at the conclusion of the offering, and

         o the Up-MACRO Holding Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If any class of the certificates fails to meet the criteria of publicly-offered securities, the assets of the issuing trust may be deemed to include assets of plans that invested in that trust. In that event, transactions involving such assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Internal Revenue Code, unless another exception to the Plan Assets Regulation is applicable or a statutory or administrative exemption is applies.

         Prospective fiduciaries of a plan considering the purchase of Up-MACRO Holding Certificates should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of making an investment in the certificates with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment,

         o the composition of the plan's portfolio with respect to diversification by type of asset,

         o        the plan's funding objectives,

         o        the tax effects of the investment,

         o whether the assets of the trust that are represented by the Up-MACRO Holding Certificates would be considered plan assets, and

         o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO Holding Certificates is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to the requirements of ERISA or
Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


                                 UNDERWRITING


                                   [TO COME]


                          RATINGS OF THE CERTIFICATES

         As a condition of issuance, your Up-MACRO Holding Certificates will be rated [" "] by Standard & Poor's Ratings Services and [" "] by Moody's Investors Service, Inc.

         The ratings address the likelihood that your Up-MACRO Holding Trust will make distributions on your Up-MACRO Holding Certificates in accordance with the structure presented. These ratings address the structural, legal and issuer-related aspects associated with the Up-MACRO Holding Certificates and the nature of the underlying assets. The ratings do not address the likely performance of the [Reference Index] or the likelihood that you will receive any distributions.

         A certificate's rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time. You should evaluate the Up-MACRO Holding Certificate's ratings independently of any other certificate's ratings.

         We have not requested a rating on the Up-MACRO Holding Certificates from any rating agency other than Standard & Poor's Ratings Services and Moody's Investors Service, Inc. There can be no assurance as to whether any other rating agency will rate the Up-MACRO Holding Certificates or, if it does, what the rating assigned by that rating agency would be. A rating on the Up-MACRO Holding Certificates by another rating agency, if assigned, may be below the comparable ratings assigned to the Up-MACRO Holding Certificates by Standard & Poor's Ratings Services and Moody's Investors Service, Inc.


                      WHERE YOU CAN FIND MORE INFORMATION

         Copies of the Up-MACRO Trust Agreement, the Down-MACRO Trust Agreement, the swap agreement and the forward contracts may be reviewed at the offices of the Trustee at [ ] during regular business hours upon two Business Days' prior notice.


                                LEGAL OPINIONS

         Certain legal matters relating to your Up-MACRO Holding Certificates and the Down-MACRO Holding Certificates, certain federal income tax consequences will be passed upon for MSR and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MSR and its affiliates in connection with other transactions.


                            INDEX OF DEFINED TERMS


[Reference Index]...........................................................6
aggregate certificate amount................................................14
Available Earnings..........................................................14
Average Underlying Value....................................................25
Average Underlying Value Percentage
 Change.....................................................................25
business day................................................................14
calculation period..........................................................14
certificate amount..........................................................14
Closing Date............................................................13, 14
Creation Unit...............................................................18
Creation Units........................................................cover, 3 distribution date...........................................................14
Down-MACRO Asset Amount.....................................................18
Down-MACRO Available Earnings...............................................26
Down-MACRO Holding Certificates...................................cover, 2, 13
Down-MACRO Holding Trust..........................................cover, 2, 13
Down-MACRO Loss Adjustment..................................................18
Down-MACRO Trust Agreement..................................................27
DTC.........................................................................14
Early termination date......................................................22 eligible investments........................................................25
ending level................................................................17
Final Scheduled Termination Date............................................15
Index Calculation Day.......................................................17
Index Level Percentage Change...............................................17
License Agreement...........................................................24
MSR......................................................................cover
NSCC........................................................................20
Paired Holding Certificates..............................................2, 13
Paired Holding Trusts....................................................2, 13
starting level..............................................................18
Termination Triggers........................................................21
Trust Agreements............................................................27
Trustee.....................................................................27
Up-MACRO Asset Amount.......................................................18
Up-MACRO Available Earnings.................................................25
Up-MACRO Holding Certificates........................................cover, 13
Up-MACRO Holding Trust............................................cover, 2, 13
Up-MACRO Trust Agreement....................................................27

                                  PROSPECTUS

                       UP-MACRO(R)HOLDING CERTIFICATES(1)
                      DOWN-MACRO(R) HOLDING CERTIFICATES
                      UP-MACRO(R) TRADEABLE CERTIFICATES
                     DOWN-MACRO(R) TRADEABLE CERTIFICATES
                             (Issuable in Series)

                        MACRO Securities Depositor, LLC
                                   Depositor

Holding Certificates:
--------------------

o The Up-MACRO and Down-MACRO holding trust of each series will concurrently issue pairs of Up-Macro and Down-MACRO holding certificates in specified minimum denominations. We refer to the Up-Macro and Down-MACRO holding trust of each series as "paired holding trusts" and to the certificates issued by these trusts as "paired holding certificates."

o Each Up-MACRO holding trust and each Down-MACRO holding trust will invest the proceeds from the sale of its holding certificates in short-term, eligible investments of the type specified in your offering supplement.

o The paired holding trusts of each series will enter into a swap agreement with each other under which each trust will periodically transfer all or a portion of the investment earnings on its eligible investments to the other trust based on the methodology or rule specified in your offering supplement.

o The paired holding trusts will also enter into forward contracts with each other under which each trust will be required to transfer substantially all or some portion of its assets to the other trust or will be entitled to receive substantially all or some portion of the other trust's assets on the final distribution date for the paired holding certificates. The final distribution date may occur on a redemption date, an early termination date or the final scheduled termination date. Payments required to be made by each trust under the forward contracts will based on the performance of the reference index and the resulting Underlying Value of each trust. You will receive a pro rata distribution of the proceeds to which your trust is entitled under the forward contracts, based on your certificate amount.

o You may redeem your holding certificates only in "Creation Units," which are pairs of Up-MACRO and Down-MACRO holding certificates in the minimum denominations specified in your offering supplement.

Tradeable Certificates:
----------------------

o For each series, we may create an Up-MACRO tradeable trust, a Down-MACRO tradeable trust or both, which will issue tradeable certificates to retail investors. An Up-MACRO tradeable trust will hold the Up-MACRO holding certificates of a series and will issue Up-MACRO tradeable certificates. A Down-MACRO tradeable trust will hold the Down-MACRO holding certificates of a series and will issue Down-MACRO tradeable certificates.

o The tradeable trusts will make periodic pass-through distributions and a final pass-through distribution of amounts received on the underlying holding certificates.

o Tradeable certificates are not redeemable, but may be exchanged for the underlying holding certificates in the minimum denominations specified in your offering supplement.

         AN INVESTMENT IN THE CERTIFICATES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 5 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         The certificates will not represent interests in or obligations of us, MACRO Securities Research, LLC, the applicable underwriter, the applicable trustee or any of our or their affiliates. The certificates will neither be obligations of, nor will be insured or guaranteed by, the U.S. government or any U.S. government agency.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                 The date of this prospectus is June 17, 2004.


              COPYRIGHT (C) 2004 MACRO Securities Depositor, LLC


-----------
(1) MACRO(R) is a registered servicemark of MACRO Securities Research, LLC ("MSR"). MSR considers all references, singular or plural, to "MACRO" in this prospectus and the applicable offering supplement its servicemark and reserves all rights to that servicemark.

         You should rely only on the information contained in this prospectus and your offering supplement. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state or other jurisdiction where such an offer is not permitted. We do not claim that the information in this prospectus or your offering supplement is correct as of any date other than the dates stated on their respective covers.


                               TABLE OF CONTENTS

                                                                           Page

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
  AND YOUR OFFERING SUPPLEMENT................................................1

WHERE YOU CAN FIND MORE INFORMATION...........................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................3

REPORTS TO CERTIFICATEHOLDERS.................................................3

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS.............................4

RISK FACTORS..................................................................5

THE DEPOSITOR................................................................17

MACRO SECURITIES RESEARCH, LLC...............................................17

USE OF PROCEEDS..............................................................18

FORMATION OF THE TRUSTS......................................................19

DESCRIPTION OF THE CERTIFICATES..............................................20

DESCRIPTION OF TRUST ASSETS..................................................33

DESCRIPTION OF THE TRUST AGREEMENTS..........................................36

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................44

STATE TAX CONSEQUENCES.......................................................52

ERISA CONSIDERATIONS.........................................................53

PLAN OF DISTRIBUTION.........................................................56

LICENSING AGREEMENT..........................................................57

LEGAL MATTERS................................................................57

FINANCIAL INFORMATION........................................................57

RATINGS......................................................................57

INDEX OF DEFINED TERMS.......................................................59


         Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

-------------------------------------------------------------------------------

                           A Note to Retail Investors

         Holding certificates can be purchased directly from us only in "pairs" of Up-MACRO holding certificates and Down-MACRO holding certificates in a specified ratio and a specified minimum denomination and only by underwriters or institutional investors who are DTC participants and who enter into a participation agreement with us and the trustee named in the applicable offering supplement. Individual holding certificates may be transferred by any certificateholder only in specified minimum denominations of a substantial size. Most individual investors, therefore, will not be able to purchase holding certificates. Instead, these investors may purchase tradeable certificates from an underwriter, from a participant or with the assistance of a broker in the secondary market. Thus, some of the information contained in this prospectus, such as information about the purchase of additional holding certificates from us, the redemption of holding certificates and the fees associated with purchases and redemptions is not relevant to retail investors. Retail investors should carefully review their offering supplement for a description of the terms of their Up-MACRO or Down-MACRO tradeable certificates.

-------------------------------------------------------------------------------

                      OVERVIEW OF THE INFORMATION IN THIS
                    PROSPECTUS AND YOUR OFFERING SUPPLEMENT

         We provide information about the holding and tradeable certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your particular series of certificates, and (b) the related supplemental offering document, which may be in the form of a prospectus supplement or a private offering memorandum and which we refer to in this prospectus as an "offering supplement." Unless the context otherwise requires, any statement in this prospectus that refers generically to "certificates" applies equally to the Up-MACRO holding certificates, the Down-MACRO holding certificates, the Up-MACRO tradeable certificates and the Down-MACRO tradeable certificates. Unless the context otherwise requires, any statement in this prospectus that refers generically to a "trust" applies equally to the Up-MACRO holding trust, the Down-MACRO holding trust, the Up-MACRO tradeable trust and the Down-MACRO tradeable trust. Your offering supplement describes the specific terms of your Up-MACRO or Down-MACRO certificates, including:

     o the date of issue, designation and authorized minimum denominations of your certificates;

     o    the aggregate certificate amount initially offered;

     o the reference index, the performance of which will determine the Underlying Value of your trust;

     o information concerning the type, characteristics and terms of the eligible investments deposited in the "paired" Up-MACRO and Down-MACRO holding trusts of your series;

     o a description of the swap agreement and the forward contracts between the "paired" Up-MACRO and Down-MACRO holding trusts of your series;

     o    the name of the trustee for your series;

     o information about the other paired holding trust that is issuing holding certificates which, together with your holding certificates, constitute the paired holding certificates of your series;

     o the applicable method of calculating the Underlying Value of your trust;

     o    the initial rating on your certificates;

     o the method for distributing your certificates following their issuance and the applicable offering price;

     o    the final scheduled termination date of your certificates;

     o the requirements and procedures for the redemption of your holding certificates or exchange of your tradeable certificates for holding certificates;

     o the termination triggers, if any, which cause an early termination of your trust; and

     o    any other material terms of your certificates.

         See "Description of the Certificates," "Description of the Trust Assets" and "Description of the Trust Agreements" in this prospectus for a description of other items that may be specified in your offering supplement.

         We include cross-references in this prospectus and in your offering supplement to captions or sections in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents in your offering supplement provide the pages on which these captions or sections are located.

         You can find an index listing the page numbers where capitalized terms used in this prospectus are defined on page 59 in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered. This prospectus and your offering supplement contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, information statements and other information that we file electronically with the SEC. You may access the web site at http://www.sec.gov.

         This prospectus and your offering supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates referred to in this prospectus and your offering supplement. This prospectus and your offering supplement do not constitute an offer of certificates to any person in any state or other jurisdiction in which such offer would be unlawful.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or your offering supplement or any other prior filing. We incorporate by reference any future SEC reports filed by or on behalf of the trusts until we terminate our offering of the certificates.

         As a recipient of this prospectus, you may request a copy of any document that we incorporate by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: MACRO Securities Depositor, LLC, 130 7th Avenue, Suite # 356, New York, NY 10011-6632, telephone: (800) 767-4796.

                         REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in your offering supplement, unless and until physical certificates, which we refer to as "definitive certificates," are issued, on each distribution date, the trustee will prepare and send unaudited periodic reports containing information concerning each trust of your series on behalf of that trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. DTC generally forwards trustee reports to DTC participants. You should contact your broker to obtain copies of those reports. For more information on reports to certificateholders, see "Description of Certificates--Book-Entry Registration" and "Description of the Trust Agreements--Reports to Certificateholders; Notices" in this prospectus. These reports will not constitute financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP.

         We will file with the SEC on behalf of each trust periodic reports required under the Securities Exchange Act of 1934, as amended.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         The SEC encourages issuers to disclose forward looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus, your offering supplement and other documents filed with the SEC that are incorporated by reference in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the certificates offered in this prospectus are forward looking statements. All forward looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. The factors listed in the "Risk Factors" section of this prospectus and your offering supplement, as well as any cautionary language in this prospectus and your offering supplement, provide examples of these risks and uncertainties. You are cautioned not to place undue reliance on the forward looking statements, which speak only as of the date of this prospectus, your offering supplement or the documents incorporated by reference in this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward looking statements, whether as a result of new information, future events or otherwise.

                                 RISK FACTORS

         An investment in the holding or tradeable certificates of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "Risk Factors" in your offering supplement.

         You should note that in all cases where there is a generic reference to "certificates," the risk being described will apply to both the holding certificates and the tradeable certificates. Similarly, in all cases where there is a generic reference to "trust," the risk being described will apply to both holding trusts and tradeable trusts.

There is no public market for the certificates, and we do not know if a market will ever develop or, if a market does develop, whether it will continue.

         There will be no market for the certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates. Your offering supplement may indicate that a specified underwriter intends to establish a secondary market in some or all of the Up-MACRO and/or Down-MACRO certificates of your series. However, no underwriter will be obligated to do so. It is also possible that an underwriter of the certificates or an institutional investor may purchase all or a significant portion of the Up-MACRO or Down-MACRO holding certificates with the intention of holding those certificates to their maturity or redemption. If this happens, a secondary market for those holding certificates may not develop.

         We may list the Up-MACRO and/or Down-MACRO certificates of your series on a national stock exchange. Your offering supplement specifies whether we will apply to list your certificates on an exchange. It is possible that the Up-MACRO or Down-MACRO holding certificates of your series will not be listed on any securities exchange and quotes for those certificates will not be available through any automated quotation system of a regulated securities association. If your certificates are not listed or quoted on an exchange, you may experience more difficulty in selling the certificates. If the other holding certificates that, together with your holding certificates, constitute paired holding certificates are not listed or quoted on an exchange, you may experience more difficulty in obtaining those certificates in the secondary market and, therefore, more difficulty in effecting a redemption of your holding certificates. If your certificates are listed on an exchange, trading in the certificates may be halted because of market conditions or for reasons that, in the view of the exchange, make trading in the certificates inadvisable. In addition, trading in the certificates is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules of certain exchanges. Further, any application made by us to list certificates on any exchange may not be accepted and the requirements necessary to maintain any listing of certificates may not be met or may change over time.

Fluctuations in the Underlying Value and other factors may affect the market price of your certificates.

         The Underlying Value of the trust that issued your certificates will be calculated on the basis of the performance of the reference index. The Underlying Value of your holding trust on any determination date will be equal to (1) if the reference index level is equal to its starting level, the principal amount of all of the eligible investments in your holding trust and none of the eligible assets in the other paired holding trust, (2) if the reference index level is above its starting level, (a) if you are a holder of Up-MACRO holding certificates, the principal amount of all of the eligible investments in your holding trust, plus a portion of the principal amount of the eligible investments in the paired Down-MACRO holding trust, or, (b) if you a holder of Down-MACRO holding certificates, only that portion of the eligible investments in your holding trust to which the Up-MACRO holding trust is not entitled, and (3) if the reference index is below its starting level,
(a) if you are a holder of Down-MACRO holding certificates, the principal amount of all of the eligible investments in your holding trust, plus a portion of the principal amount of the eligible investments in the paired Up-MACRO holding trust, or, (b) if you a holder of Up-MACRO holding certificates, only that portion of the eligible investments in your holding trust to which the Down-MACRO holding trust is not entitled. On any date of determination, the Underlying Value of your trust will represent the portion of the assets in your trust which your trust is entitled would be entitled to retain plus the portion of the assets in the other paired holding trust (if any) which your trust would be entitled to receive, if the forward contracts were settled on that date. The Underlying Value of your tradeable trust on any determination date will be equal to the Underlying Value of the related holding trust represented by the holding certificates deposited in your tradeable trust. No assets will actually be transferred between the paired holding trusts on any date prior to the final distribution date on which the forward contracts are settled.

         The market price of your holding certificates will be determined primarily by their proportionate share of the Underlying Value of the holding trust which issued those holding certificates plus the investment earnings which you would be entitled to receive on the next distribution date on your certificates, as determined under the swap agreement. The market price of your tradeable certificates will be determined primarily by their proportionate share of the Underlying Value of the holding trust which issued the holding certificates deposited in the tradeable trust plus their proportionate share of the investment earnings which those holding certificates would be entitled to receive on the next distribution date. However, various other considerations may affect demand for your certificates, including macroeconomic factors, the prevailing interest rate environment, investor expectations and the supply and demand for your particular certificates. These factors may affect the correlation between the performance of the reference index and the resulting Underlying Value of your trust on the one hand and the market price of your certificates on the other hand. The market price of your certificates may differ from their share of the Underlying Value of their holding or tradeable trust for many reasons, including, but not limited to, the following:

     o the expectation that the reference index will increase in the future may cause an increase in the market price of the Up-MACRO certificates above the Underlying Value of their holding trust and a decrease in the market price of the Down-MACRO certificates below the Underlying Value of their holding trust;

     o the expectation that the reference index will decrease in the future may cause a decrease in the market price of the Up-MACRO certificates below the Underlying Value of their holding trust and an increase in the market price of the Down-MACRO certificates above the Underlying Value of their holding trust;

     o a lack of availability in the secondary markets of the holding certificates which, together with your holding certificates, constitute the paired holding certificates of your series, which prevents you or a prospective purchaser from redeeming your holding certificates due to the requirement that holding certificates may only be redeemed in Creation Units of paired holding certificates; and

     o the incurrence of high administrative fees and other expenses by your trust, which will decrease the amount available for periodic distribution by your trust.

         Because you may not redeem your tradeable certificates and your right to redeem holding certificates is limited, as described in this prospectus and your offering supplement, you may need to sell your certificates at their prevailing market price, which may be below their share of the Underlying Value of their trust, in order to liquidate your investment in the certificates.

We cannot assure you that an investment in your certificates will resemble an investment in the assets measured by the reference index.

         The yield on your certificates will depend primarily upon how long your certificates are outstanding and receiving periodic distributions, the Underlying Value of your holding or tradeable trust on the date it makes its final distribution on your certificates and the structure of the certificates in relation to how the Underlying Value of your trust is calculated. However, the yield on your certificates may be affected by a number of other factors, including:

     o Credit defaults may occur on the eligible investments in the paired holding trusts and your holding or tradeable trust may incur transaction costs and administrative expenses (including licensing fees).

     o The Up-MACRO or Down-MACRO holding certificates that form a Creation Unit with your holding certificates may be trading at a premium over Underlying Value and you must pay this premium in order to be able to redeem your holding certificates in the required form of a Creation Unit.

     o The relationship between the reference index and your investment in the certificates may not be one to one. You may, for instance, gain less than one percent on your investment for a one percent change in the reference index.

     o You will not realize any increases in the Underlying Value of your trust until your certificates are redeemed, nor will you receive the equivalent of any dividends distributed on the assets the performance of which is being measured by the reference index (if your reference index is an asset value index). As a result, you will be unable to reinvest periodically gains in the value of the reference index or any distributions on the measured assets.

     o If you are unable to sell or redeem your certificates, you may have to continue to hold your investment in the certificates without being able to realize a return, even though, for instance, the value of the reference index is such that your trust (or, in the case of tradeable certificates, the related holding trust) is entitled to a significant portion of the assets on deposit in the other paired holding trust.

     o Once the Underlying Value of your trust is equal to 100% of the assets in your trust plus 99% of the assets in the other paired holding trust, the value of your investment in the certificates cannot increase beyond this point, even if the reference index continues to move in a direction that benefits your certificates. Unless you are able to sell or to redeem your certificates, you will be forced to hold them until their maturity even though you will not realize any additional yield on them (other than any periodic distributions of investment earnings to which you may be entitled) from the time the certificates achieve the maximum return described in the preceding sentence to their final scheduled termination date.

     o If your reference index measures the value of certain specified underlying assets, you will not be entitled to receive any dividends or other distributions which may be made on those assets from time to time.

         As a result of the foregoing factors, the yield on your certificates may not resemble the yield that you may have achieved had you invested directly in a hypothetical portfolio of assets that included all of the assets used to calculate your reference index.

Distributions on your holding certificates will be made solely from the trust assets in the paired holding trusts.

         The paired Up-MACRO and Down-MACRO holding trusts that are created to issue a series of paired Up-MACRO and Down-MACRO holding certificates will not have any significant assets or sources of funds other than the eligible investments purchased with the proceeds of the sale of those holding certificates and the rights under the swap agreement and forward contracts between the paired holding trusts. The obligations of each holding trust under the forward contracts are payable only from the assets on deposit in that trust, and the obligations of each holding trust under the swap agreement are payable only from the investment earnings received by that trust on its eligible investments during any calculation period. The holding trust that issues your holding certificates will be the only entity obligated to make distributions on your holding certificates. The holding certificates will not be insured or guaranteed by us, MACRO Securities Research, LLC, the applicable underwriter, the applicable trustee or any of our or their affiliates. You will not have recourse to any of these persons or to any other entity if your holding trust has insufficient assets to make any periodic or final distribution provided for under the holding certificates.

         Each of the paired holding trusts will be entitled to all or a portion of the assets it holds on deposit and to the investment earnings on those assets. One of the paired holding trusts may also be entitled to a portion of the assets in the other paired holding trust and a portion of the other trust's investment earnings. The entitlement of each holding trust to its assets and a portion, if any, of the assets in the other paired holding trust will be based on, and will fluctuate with, its Underlying Value, which will, in turn, fluctuate based on the level of the reference index on each relevant date of determination. Regardless of fluctuations in the Underlying Value of each paired holding trust, no assets will be transferred between the paired holding trusts until the forward contracts are settled on a redemption date, the final scheduled termination date or an early termination date, if any, for the paired holding certificates. The sole source of a final distribution on your holding certificates on any of these dates will be:

     o the portion of the principal component of the eligible investments in your holding trust which your holding trust is entitled to retain and distribute to its certificateholders; plus

     o the portion of the principal component of the eligible investments in the other paired holding trust, if any, which your trust is entitled to receive and distribute to its certificateholders; plus

     o your trust's entitlement to the investment earnings in your holding trust; plus

     o your trust's entitlement to the investment earnings in the other paired holding trust.

Depending on the ratio of Up-MACRO and Down-MACRO holding certificates that constitute a "pair" of holding certificates for your series, as specified in your offering supplement, the other paired holding trust may contain a proportionally smaller amount of assets than is contained in your trust. On any determination date, your holding trust may be entitled to as little as 1% of its own assets.

         Your trust's entitlement on each distribution date to the investment earnings on the assets deposited in your trust and its entitlement to some portion, if any, of the investment earnings on the assets in the other paired holding trust may be determined based on your trust's Underlying Value or some other formula, as specified in your offering supplement. This formula will be contained in the swap agreement under which the amount of investment earnings which your holding trust will transfer to, or receive from, the other paired holding trust is calculated on each distribution date. The sole source of periodic distributions of investment earnings on your holding certificates on each distribution date will be:

     o the portion of the investment earnings on its eligible investments, if any, which your holding trust is entitled to retain and distribute to its certificateholders; plus

     o the portion of the investment earnings on the eligible investments in the other paired holding trust, if any, which your trust is entitled to receive and distribute to its certificateholders.

Distributions on your tradeable certificates will be made solely from distributions received on the holding certificates deposited in your tradeable trust.

         A tradeable trust of any series will not have any significant assets or sources of funds other than the Up-MACRO holding certificates or Down-MACRO holding certificates, as applicable, purchased with the proceeds from the sale of the Up-MACRO tradeable certificates or Down-MACRO tradeable certificates issued by that tradeable trust. Distributions received on the holding certificates deposited in the tradeable trust that issued your tradeable certificates will be passed through to your tradeable certificates and will be the sole source of the distributions on your tradeable certificates. The tradeable trust that issued your tradeable certificates will be the only entity obligated to make distributions on those certificates. The tradeable certificates will not be insured or guaranteed by us, MACRO Securities Research, LLC, the applicable underwriter, the applicable trustee or any of our or their affiliates. You will not have recourse to any of these persons or to any other entity if the distributions received by your tradeable trust on its underlying holding certificates are insufficient to make any periodic or final distribution provided for under the tradeable certificates.

We cannot assure you that the assets in your holding or tradeable trust and the earnings or distributions on those assets will provide sufficient proceeds to make distributions on your certificates.

         The assets on deposit in the paired holding trusts will consist entirely of eligible investments of the type specified in your offering supplement. Only eligible investments that mature prior to each periodic distribution date for your holding certificates may be purchased by your holding trust or accepted by your holding trust in connection with a subsequent issuance of certificates. Distribution dates will occur quarterly or as otherwise specified in your offering supplement. Your holding trust must reinvest the proceeds of the matured eligible investments which it receives prior to each distribution date in new eligible investments that will earn investment income based on the interest rates prevailing at the time of reinvestment. As a result, you may be exposed to short-term interest rate risk on the eligible investments, because prevailing interest rates may decline on successive distribution dates. In addition, your holding trust will be required to hold its eligible investments to maturity and if interest rates increase at any time during the period between distribution dates, your certificates will not be able to benefit from these interest rate increases.

         Before making a periodic distribution to its certificateholders on any distribution date, your holding trust must:

     o  first, pay its fees and expenses;

     o then, invest the proceeds of its maturing eligible investments in new eligible investments in an amount equal to the aggregate certificate amount of its outstanding holding certificates or, if the remaining funds in the trust are less than this amount, all of these remaining funds; and

     o finally, if any funds are remaining, make the required swap payment to the other paired holding trust.

Your holding trust must pay all of its fees and expenses on each distribution date, even if the amount then remaining in your holding trust drops below the aggregate certificate amount of its outstanding certificates. If this occurs, your periodic distributions may be reduced or eliminated on the current, as well as future distribution dates, and the final distribution on your certificates may also be reduced. If prevailing interest rates remain low for an extended period of time, less investment income will be available to pay fees and expenses and to make up for any credit defaults, and as a result, little or no periodic distributions may be made on your certificates.

         You will also be exposed to the risk that defaults may occur on the eligible investments in the paired holding trusts. As described above, investment earnings received by each of the paired holding trusts will be applied to compensate for any credit defaults experienced by each holding trust on its eligible investments before the trust makes any payment under the swap agreement or any periodic distributions to its certificateholders. In addition, if credit defaults occur on the eligible investments in your holding trust or in the other paired holding trust and sufficient investment earnings are not received by the holding trusts during subsequent calculation periods to compensate for these defaults, the amount of your final distribution will be reduced.

         Periodic distributions and the final distribution on your tradeable certificates will depend upon the amount of periodic and final distributions received on the holding certificates held by your tradeable trust. Accordingly, all of the foregoing risks relating to the eligible investments and their effect on the amount of distributions made on the holding certificates will affect your tradeable certificates to the same extent as the underlying holding certificates.

We cannot assure you of a return on your investment in the certificates.

         Your pre-tax return depends on several factors. The pre-tax return on an investment in the certificates of any series will depend on:

     o the amount of investment earnings received on the eligible investments in the paired holding trusts;

     o the amount of periodic distributions which your holding or tradeable trust is entitled to distribute on your certificates on each distribution date, based on the Underlying Value of your holding or tradeable trust;

     o the length of time that your certificates are outstanding and receiving periodic distributions; and

     o the Underlying Value of your trust on the date on which it makes the final distribution on your certificates, and your share of that Underlying Value relative to the price you paid for those certificates.

         Your Underlying Value of Your Holding Trust is Uncertain. The Underlying Value of your holding trust on any determination date will be equal to that portion of the assets in the paired holding trusts to which your holding trust is entitled on that date. Your share of that Underlying Value will be equal to the percentage of the aggregate certificate amount of the Up-MACRO or Down-MACRO holding certificates which is represented by your holding certificates and will equal, as of any date of determination, the amount that you would be entitled to receive as the final distribution on your holding certificates if that date were an early termination date, a redemption date or a final scheduled termination date for your certificates. The Underlying Value of your holding trust will be recalculated periodically as specified in your offering supplement and will reflect the performance of the reference index on the date of calculation or during a specified period preceding that date. The formula for the calculation of Underlying Value is specified in your offering supplement, but that amount will generally be determined as follows:

     o If the level of the reference index is above its starting level on a determination date, the Underlying Value of the Up-MACRO holding trust will be equal to 100% of its assets, plus a portion of the assets in the paired Down-MACRO holding trust, while the Underlying Value of the paired Down-MACRO holding trust will be equal to only that portion of its assets to which the Up-MACRO holding trust is not entitled.

     o If the level of the reference index is the same as its starting level on a determination date, the Underlying Value of the Up-MACRO holding trust will equal its initial value, which was 100% of its assets, and the Underlying Value of the paired Down-MACRO holding trust will also be equal to its initial value of 100% of its assets.

     o If the level of the reference index is below its starting level on a determination date, the Underlying Value of the Down-MACRO holding trust will be equal to 100% of its assets, plus a portion of the assets in the paired Up-MACRO holding trust, while the Underlying Value of the paired Up-MACRO holding trust will be equal to only that portion of its assets to which the Down-MACRO holding trust is not entitled.

         On any determination date, your holding trust may be entitled to as little as 1% of the assets it holds on deposit.

         You will receive a final distribution on your holding certificates on an early termination date, a redemption date or the final scheduled termination date. Your final distribution will be equal to your holding certificates' share of the Underlying Value of your holding trust as of, or during a specified period prior to, the date on which that final distribution is scheduled to be made. If your holding trust's Underlying Value is equal to only a small portion of your trust's assets on the date of your final distribution, you may lose substantially all of your investment in your holding certificates. Although you can never lose more than the amount of your investment in the holding certificates, your losses may be relatively greater if you purchased your holding certificates at a price above their certificate amount or if your holding trust incurs credit losses on its eligible investments.

         Fluctuations in the Underlying Value of your trust relative to the price you paid for your certificates will not be proportionate to fluctuations in the reference index. The price you pay for your certificates relative to the aggregate periodic distributions and the final distribution you receive on your certificates will determine your yield on the certificates. However, unless you purchased your certificates when they were first issued or at a time when the level of the reference index was equal to its starting level and the market price of your certificates was equal to their proportionate share of your trust's Underlying Value, the magnitude of a change in the Underlying Value of your trust (and your certificates' share of that Underlying Value) and the resulting change in the value of your investment will not be proportionate to the magnitude of changes in the reference index. Descriptions in this prospectus and your prospectus supplement of how fluctuations in the level of the reference index will result in a proportionate change in Underlying Value (based on the formula described in your offering supplement) are based on the Underlying Value of the relevant trust on the date it issued your certificates, not to the Underlying Value or market price (if different from their share of their trust's Underlying Value) of those certificates on the date you purchased them. Each certificateholder, depending on the Underlying Value of their trust when they purchased their certificates, will experience different rates of return on their investment for any given change in the reference index.

         Your periodic distributions may be based on the Underlying Value of your certificates. Each holding trust will earn income on its eligible investments. Under the swap agreement, however, each of the paired holding trusts may agree to pay all or a portion of the earnings on their eligible investments to the other paired holding trust based on the average Underlying Value of each holding trust during the relevant calculation period, as may be specified in your offering supplement. If your entitlement to interest earnings is determined based on the Underlying Value of your trust, a decrease in the average Underlying Value of your holding trust as of any distribution date would result in a reduction in the amount of periodic distributions you receive on your holding certificates on that distribution date. If the Underlying Value of your holding trust remains relatively less than the Underlying Value of the other paired holding trust on successive distribution dates, because the reference index remains above or below its starting point (as applicable), you would continue to receive only a portion (calculated as described in your offering supplement) of the investment earnings on your holding trust's eligible investments, while the remaining portion will be transferred to the other paired holding trust under the swap agreement. However, your offering supplement may specify a method for allocating interest earnings which is unrelated to Underlying Value. For example, your prospectus supplement may specify that all available interest earnings in both of the paired holding trusts of a series will be distributed on each distribution date to only the holders of the Up-MACRO holding certificates of that series or that certificateholders will be entitled to only the available interest earnings on the assets in their trust, regardless of their trust's Underlying Value. You should carefully review the sections in your prospectus supplement which discuss how your entitlement to available interest earnings are calculated on each periodic distribution date.

         The Underlying Value of each tradeable trust equals the Underlying Value of the related holding trust. The Underlying Value of your tradeable trust will equal the Underlying Value of the related holding trust that is represented by the holding certificates on deposit in that tradeable trust. The periodic distributions as well as the final distribution on your tradeable certificates will be equal to your share (based on the certificate amount of your tradeable certificates) of the periodic distributions and final distribution received by your tradeable trust on the underlying holding certificates, less the fees and expenses incurred by your tradeable trust. Therefore, as a holder of tradeable certificates you will bear the risks associated with owning the underlying holding certificates directly.

         Your right to redeem the holding certificates is limited. You may redeem your holding certificates only in pairs of Up-MACRO and Down-MACRO holding certificates and only in the minimum denomination that constitutes a Creation Unit, as described in this prospectus and your offering supplement. You must also be an authorized participant in the depository system of The Depository Trust Company, who has executed a participation agreement with us and the trustee, in order to redeem any holding certificates. Your offering supplement may contain additional conditions that you must satisfy in order to be able to redeem your holding certificates. If you own only Up-MACRO or Down-MACRO holding certificates, you must acquire the other paired holding certificates in order to effect a redemption. Further, if those certificates are trading at a premium over their Underlying Value, the yield on your certificates upon redemption will be less than it would have been had you been able to purchase those certificates at a price equal to their Underlying Value. If you are unable to satisfy the conditions for a redemption of your holding certificates, you must be prepared to hold them until their final scheduled termination date or to sell them at the prevailing price in the secondary market (if any) for such certificates, which price may be significantly below their Underlying Value. In addition, if you are unable to sell your holding certificates in the secondary market at a favorable price, you may be prevented from realizing gains resulting from changes in the level of the reference index that benefited your certificates or be forced to incur greater losses as the reference index continues to move in a direction that decreases the Underlying Value of your holding certificates.

         Tradeable certificates may not be redeemed. Your tradeable certificates may not be redeemed at any time. If you are unable to exchange your tradeable certificates for holding certificates in accordance with the requirements described in this prospectus and your offering supplement, you must be prepared to hold them until their final scheduled termination date or to sell them at the prevailing price in the secondary market (if any) for such certificates, which price may be significantly below their Underlying Value.

         Your holding trust may terminate early. The holding trust that issued your certificates (along with the other paired holding trust) may terminate prior to the final scheduled termination date for your certificates upon the occurrence of certain termination triggers described in this prospectus and your offering supplement. Termination triggers may result in a termination of your trust and a redemption of your certificates before you have had an opportunity to realize the maximum yield on your certificates or to reduce your losses. In addition, if the reference index moves in a direction that would have increased the Underlying Value of your certificates after a termination trigger has occurred, you will no longer be able to benefit from that index change.

         Tradeable trusts terminate with the holding trusts. A tradeable trust will make a final distribution on its tradeable certificates within several business days after receipt of the final distribution on its underlying holding certificates, including as a result of an early termination. Accordingly, if you are a holder of tradeable certificates, you bear the same risk of early termination as do holders of holding certificates.

         Your return is capped. The return on your holding certificates is limited by the amount of assets in the other paired holding trust, which may be greater or lesser than the amount of assets in your holding trust. Regardless of the Underlying Value of your holding trust, it will never be entitled to receive more than 99% of the assets in the other paired holding trust and, unless you are able to redeem or sell your certificates after your holding trust has reached its maximum Underlying Value, you will be forced to hold them to maturity even though no further appreciation in their share of your trust's Underlying Value is possible. Further, if you are able to realize the gains on your certificates by selling or redeeming them, you may then be unable to reinvest the funds you receive as a final distribution on your certificates in another series of holding certificates or other investment instrument which will allow you to achieve the same return as the return you realized on your certificates. If you hold tradeable certificates, your return will be capped to the same extent described with respect to holding certificates and, upon a sale or exchange of your tradeable certificates (and subsequent redemption of the holding certificates you receive in that exchange) you may similarly be unable to find another investment with a comparable yield.

There are risks associated with the assets or prices measured by the reference index.

         The reference index for your certificates is described in your offering supplement. The fluctuations in the reference index will depend on the characteristics of the assets, prices or levels which the index is measuring, and you will be exposed indirectly to the risks and uncertainties generally associated with these assets, prices or levels. These risks may include volatility, dependence on a complex or changing regulatory framework and particular sensitivity to certain macroeconomic factors such as trade deficits or surpluses, the prevailing interest rate environment or consumer spending. You must carefully review the characteristics of, and the risks associated with, the assets, prices or levels measured by the reference index for your certificates, in order to evaluate the nature of an investment in the certificates.

Income tax consequences should be considered.

         There is no authority directly on point dealing with securities such as the holding certificates or the tradeable certificates or the transactions of the type described in this prospectus. Nevertheless, our tax counsel is of the opinion that:

     o a tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation, and

     o a holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation.

         These opinions, however, are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. No rulings have been or will be sought from the internal revenue service. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

         If a tradeable trust or a holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the Internal Revenue Service and this classification were upheld by the courts, the tradeable trust's or the holding trust's taxable income, as the case may be, would be subject to income tax at regular corporate rates and that income would not flow through to you as a certificateholder for reporting on your own return. The imposition of tax at the holding trust or tradeable trust level would reduce amounts available for distribution to you as a certificateholder.

         It is possible that as a certificateholder you may recognize income in advance of your receipt of any cash distributions with respect to your certificate. In addition, if you are a non-corporate certificateholder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code, and, as a result, deductions in respect of payments under the applicable swap, trustee fees, management fees, and other expenses associated with the holding trust or the tradeable trust will be separately stated for you and you may deduct those expenses only to the extent that they, taken together with all your other miscellaneous itemized deductions, exceed 2% of your adjusted gross income. Furthermore, for all non-corporate certificateholders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code imposes a reduction in the total amount for most itemized deductions.

Loss of Investment Company Act exemption may result in an early termination of your holding or tradeable trust.

         The Investment Company Act of 1940 defines an issuer of securities as an "investment company," if that issuer engages in the business of investing, reinvesting, owning, holding or trading in securities. Unless an exclusion or safe harbor applies, an issuer will be an "investment company" if it owns "investment securities" with a value exceeding forty percent (40%) of the value of its assets on an unconsolidated basis, excluding government securities and cash items. Based on an opinion of counsel, we believe that each holding and tradeable trust will meet the requirements of the exemption from registration provided by Rule 3a-7 under the Investment Company Act of 1940 and will therefore not be required to register as an "investment company." If your holding or tradeable trust failed to meet any of the requirements of Rule 3a-7 or if the SEC were to issue any interpretive release stating that the provisions of Rule 3a-7 did not apply to investments of the type represented by the certificates, and, as a result, your holding or tradeable trust were required to register as an "investment company" under the Investment Company Act of 1940, the applicable trustee may be required, as specified in your offering supplement, to request all of the certificateholders of your trust to vote on whether they consent to the registration of the trust. If the requisite number of certificateholders do not grant their consent to registration, the trustee would terminate your trust on the next periodic distribution date, the forward contracts would be settled and your trust would make a final distribution to its certificateholders equal to its Underlying Value as of that distribution date. Your offering supplement may also specify that your trust would automatically terminate if it become required to register under the Investment Company Act of 1940. Any fees or penalties that your trust would be required to pay in connection with its failure to register as an "investment company" would reduce the amount of the final distribution on your certificates.

Ratings on your certificates will be limited.

         We will seek to obtain a rating from one or more statistical rating agencies for any certificates that are offered publicly. We may also obtain ratings for certificates that are offered privately pursuant to an exemption from registration under the securities laws. The rating (if any is obtained) will not address the likelihood of receipt of any periodic distributions on the certificates or the likelihood of the repayment in full of the original certificate amount of your certificates. Any rating will address only the likelihood that the applicable trust will be able to satisfy its contractual obligations to its certificateholders. The certificates are similar to securities generally designated as interest-only, principal-only or principal-weighted instruments because:

     o you may lose all or substantially all of your investment in the certificates; and

     o the applicable holding or tradeable trust has no obligation to pay or guarantee the repayment of any portion of the amount of your investment.

         Accordingly, the scope of any rating on the certificates will be limited to the same extent as the ratings that are generally assigned to interest-only, principal-only or principal-weighted instruments.

Your certificates will be held in book-entry form.

         It is expected that each series of certificates will be issued in book-entry form. As a holder of certificates issued in book-entry form, you may experience delays in the receipt of distributions and reports, which will be sent directly to DTC or its nominee. You will be able to exercise your voting and other rights as a certificateholder only indirectly through DTC and its participating organizations. You will also be unable to pledge your certificates to persons that do not participate in DTC's system. In addition, the issuance of certificates in book-entry form may reduce their liquidity in the secondary trading market, because some investors may be unwilling to purchase securities for which they cannot receive physical certificates.

You may be deemed to be an underwriter if you purchase holding certificates from us for distribution.

         You should be aware of the legal risks unique to investors who purchase holding certificates constituting Creation Units directly from us. Because additional Creation Units of paired holding certificates may be issued on an ongoing basis, a "distribution" of holding certificates could be occurring at any time. Certain activities that you perform as a purchaser of these Creation Units may, depending on the circumstances, result in your being deemed a participant in that distribution in a manner that could make you a statutory underwriter and subject you to the prospectus delivery and liability provisions of the Securities Act of 1933. For example, you could be deemed a statutory underwriter:

     o if you purchase holding certificates constituting a Creation Unit and sell the Up-MACRO and the Down-MACRO holding certificates that constitute the Creation Unit separately to various investors, or

     o if you actively participate, during any additional issuance of holding certificates, in selling activities that are part of an effort to create secondary market demand for those holding certificates.

         Whether a person is deemed to be an "underwriter" depends upon all of the facts and circumstances relating to that person's selling activities, and the examples mentioned here should not be considered a complete description of all the activities that could cause you to be deemed to be an "underwriter."

         Dealers who are not "underwriters" but are participating in a distribution (as opposed to engaging in ordinary secondary market transactions), and therefore dealing with certificates as part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act of 1933, will be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act of 1933. Therefore, even if you are not deemed to be a statutory underwriter, you may still be required to deliver a prospectus to any person who purchases certificates from you.

                                 THE DEPOSITOR

         We were established as a limited liability company in the State of Delaware on April 28, 2004 and are a wholly-owned, limited-purpose subsidiary of MACRO Securities Research, LLC. Our registered office is located, c/o The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

         Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets (including the eligible investments) and serving as depositor of one or more trusts that may issue and sell certificates. Our limited liability company agreement also provides that any publicly-offered securities issued by a trust formed by us must be rated in one of the four highest categories by one or more rating agencies.

                        MACRO SECURITIES RESEARCH, LLC

         MACRO Securities Research LLC, or "MSR," is a financial services company that helps transform certain economic interests into publicly tradeable securities. This is accomplished through MSR's patented MACRO(R) Securities, or MACROs. MACROs are certificates the value of which is linked to the performance of a reference index and which represent undivided interests in the pool of eligible investments deposited in the trust which issued those certificates. For a more detailed description of the MACRO structure, see "Formation of the Trusts" and "Description of the Certificates" in this prospectus.

         The following are brief profiles of four of the principal directors and officers of MSR:

         Allan Weiss is a founding member of MSR, and has been its Chief Executive Officer since MSR's formation in 1999. Prior to founding MSR, Mr. Weiss was a co-founder and the Chief Executive Officer of Case Shiller Weiss, Inc., (CSW Inc., now called Fiserv CSW, Inc.), an economics research company. Mr. Weiss led CSW to become the world's first provider of single-family home price indexes that were expressly designed for settlement of risk-management contracts. Under Mr. Weiss's leadership CSW was the pioneer of automated valuation models for single family homes that are based on the updating of past sales prices using repeat-sales price indexes as well as the analysis of home characteristics, implemented by the CASA TM (Characteristics and Sales Analysis) valuation service. CSW has listed among its customers some of the world's largest investment banks, mortgage originators, home equity lenders, mortgage securitizers, and securities rating agencies. Allan Weiss conceived of the essential idea for MACRO securities, which he originally called "proxy assets," and was co-developer of the patentable invention that underlies MACROs. Mr. Weiss has co-authored a number of articles in academic journals concerning the establishment of liquid markets and hedging instruments for single-family home prices. Mr. Weiss holds a Bachelor of Arts in Computer Science and Physics from Brandeis University and a Masters of Business Administration in Public and Private Management from Yale University.

         Robert J. Shiller is a founding member of MSR and also one of its directors. Professor Shiller was a founder and director of Case Shiller Weiss, Inc., prior to joining MSR, and worked with Allan Weiss to develop major CSW products. He also worked with Mr. Weiss to develop MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of
MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order:
Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982 he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is member of the American Philosophical Society and fellow of the American Academy of Arts and Sciences.

         Samuel R. Masucci, III is a founding member of MSR and has been MSR's Chief Operating Officer since 1999. Mr. Masucci has more than 15 years of experience in structuring derivative products on both mortgage and asset-backed securities, as well as extensive experience structuring hedge funds and investment companies. Mr. Masucci has held senior management positions at Bear Stearns, UBS and Merrill Lynch where he has applied innovative products and concepts to the financial markets. Mr. Masucci also pioneered the creation of Shared Appreciation Mortgages (SAMs) in the United States and the United Kingdom, which allow lenders to participate in the appreciation of home prices in exchange for offering lower interest rates to borrowers. Mr. Masucci holds a Bachelors Degree from Pennsylvania State University.

         Michael Nannizzi has been MSR's Vice President since 2003. He has extensive experience in finance, accounting and general business functions. Mr. Nannizzi has provided services to several large financial institutions and multinational corporations on issues relating to business operations, hedging strategies and accounting practices. He has also served as a leading member of finance, business development and operations teams at a variety of innovative technology companies. Mr. Nannizzi is actively involved in real estate and has been a licensed broker since 1998. Mr. Nannizzi holds a Bachelors of Science in Business Administration from Marquette University and a Masters of Business Administration from New York University's Stern School of Business. Mr. Nannizzi is also a certified public accountant.

         MSR has licensed the use of its patent on the MACROs structure to us. A licensing fee, equal to a percentage of the assets of each holding trust, will be paid to MSR for the use of its patent. For more information on the licensing agreement, see "Licensing Agreement" in this prospectus. Additionally, MACRO(R) is a federally registered servicemark of MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus and the applicable offering supplement its servicemark and reserves all rights to that servicemark.



                                USE OF PROCEEDS

         The net proceeds received from the sale of each series of paired holding certificates will be used to purchase eligible investments, which will be deposited into the paired holding trusts. The net proceeds will also be used to pay the administrative fees and other expenses of the paired holding trusts.

         The net proceeds received from the sale of each series of Up-MACRO tradeable certificates will be used to acquire all or a portion of the Up-MACRO holding certificates of the same series. The net proceeds received from the sale of each series of Down-MACRO tradeable certificates will be used to acquire all or a portion of the Down-MACRO holding certificates of the same series. The net proceeds will also be used to pay the administrative fees and other expenses of each tradeable trust.



                            FORMATION OF THE TRUSTS

The Holding Trusts

         For each series of holding certificates, we will create two separate paired trusts, the "Up-MACRO holding trust" and the "Down-MACRO holding trust," which we collectively refer to in this prospectus as "paired holding trusts." The paired holding trusts of each series will be formed pursuant to two separate trust agreements entered into between us and the trustee named in the related offering supplement. The trustee for each holding trust will periodically reinvest funds on deposit in the holding trust in eligible investments and perform other administrative duties on behalf of the trust in exchange for a fee.

         The assets of each holding trust will consist of:

     o eligible investments and earnings on those eligible investments (see "Description of Trust Assets--Eligible Investments");

     o the holding trust's rights under the forward contracts (see "Description of Trust Assets--Forward Contracts");

     o the holding trust's rights under the swap agreement (see "Description of Trust Assets--Swap Agreement"); and

     o a certificate account and any other accounts described in the applicable offering supplement.

         Each holding trust will be formed as a Delaware statutory trust under the laws of the State of Delaware pursuant to a certificate of trust prepared in accordance with the Delaware Statutory Trust Act and filed with the Delaware Secretary of State.

The Tradeable Trusts

         To facilitate the sale of interests in the holding certificates of any series to retail investors, we may form additional trusts into which we or a holder of the holding certificates will deposit all or a portion of the Up-MACRO or Down-MACRO holding certificates of that series. A trust into which Up-MACRO holding certificates are deposited will be called an "Up-MACRO tradeable trust," and a trust into which Down-MACRO holding certificates are deposited will be called a "Down-MACRO tradeable trust." Although both an Up-MACRO tradeable trust and a Down-MACRO tradeable trust may be created for the holding certificates of a series, tradeable certificates do not need to be issued in pairs.

         The assets of each tradeable trust will consist of:

     o either the Up-MACRO holding certificates or Down-MACRO holding certificates, as applicable, of a series; and

     o a certificate account and any other accounts described in the applicable offering supplement.

         Each tradeable trust will be formed as a Delaware statutory trust under the laws of the State of Delaware pursuant to a certificate of trust prepared in accordance with the Delaware Statutory Trust Act and filed with the Delaware Secretary of State.



                        DESCRIPTION OF THE CERTIFICATES

         The following summary describes material provisions of the certificates. Your offering supplement will describe any material provisions of your certificates that are not described in this prospectus and will provide specific information to supplement or elaborate upon the general descriptions contained in this prospectus. We also urge you to read the trust agreement which governs your certificates and the trust that issued them because it, and not this description, defines your rights as a certificateholder. A copy of the trust agreement under which your certificates were issued, as well as (in the case of holding certificates) the trust agreement for the other paired holding certificates, will be available upon request at the address indicated under "Where You Can Find More Information."

         You should note that there are references in this section to the "aggregate certificate amount" of the certificates, by which we mean:

     o in the case of the holding certificates, the stated amount of the certificates determined at the time of their issuance and generally equal to the aggregate purchase price (less any offering expenses) paid by the initial purchasers of those certificates; and

     o in the case of the tradeable certificates, the aggregate certificate amount of the holding certificates deposited in the related tradeable trust.

         The initial Underlying Value of a holding trust of any series will equal the aggregate certificate amount of the certificates issued by that trust. After the date on which your trust makes its initial issuance, your trust's Underlying Value will generally fluctuate with the performance of the reference index. However, periodic increases and reductions in the Underlying Value of your trust will have no effect on the aggregate certificate amount of the certificates issued by your trust or the certificate amount of your certificates. The aggregate certificate amount of the certificates issued by any trust will be reduced only by a redemption of holding certificates or an exchange of tradeable certificates for holding certificates and increased only by a subsequent issuance of certificates by that trust.

         Each certificate will have an associated "certificate amount" derived at the time of its issuance from the aggregate certificate amount of certificates being issued on that same date. Your entitlement to any periodic and final distributions made by your trust will be based on the certificate amount of your certificates and the proportion that this certificate amount bears to the aggregate certificate amount of the certificates issued by your trust.

Holding Certificates

General

         The Up-MACRO holding trust of any series will issue Up-MACRO holding certificates. The Down-MACRO holding trust of any series will issue Down-MACRO holding certificates. Each holding trust will issue its holding certificates in amounts, at prices and on terms to be determined at the time of sale, as specified in the applicable offering supplement. The holding certificates will initially be issued only in one or more pairs of a specified ratio of up-MACRO and Down-MACRO holding certificates. Each pair will be in a specified minimum denomination and will constitute a "Creation Unit," as further described in the applicable offering supplement.

         Persons who are participants in DTC's depository system, and who have entered into a participation agreement with us and the trustee for the related paired holding trusts, are referred to in this prospectus as "Authorized Participants." Authorized Participants may direct existing paired holding trusts to issue additional paired holding certificates in minimum denominations constituting Creation Units which will then be purchased by those Authorized Participants. The Authorized Participants may resell all or a portion of the Up-MACRO holding certificates, the Down-MACRO holding certificates or both of the paired holding certificates constituting the new Creation Units, to investors who meet the qualifications specified in the applicable offering supplement. For more information on the issuance of additional holding certificates, see "--Subsequent Issuances."

         The paired holding trusts of each series will enter into a swap agreement with each other under which each trust's entitlement to the investment earnings on its eligible investments and a portion, if any, of the investment earnings on the other trust's eligible investments will be determined on each distribution date. Entitlement to interest earnings may be determined on the basis of the average Underlying Value of each of the paired holding trusts during the prior calculation period, or on some other method, as specified in the applicable offering supplement. If entitlement to interest earnings is determined under the swap agreement based on Underlying Value:

     o if the average Underlying Value of your holding trust during the preceding calculation period is above its Underlying Value on date your certificates were issued, the Up-MACRO holding trust will generally be entitled to retain all of the investment earnings on its assets and to receive a portion of the investment earnings of the paired Down-MACRO holding trust, while the Down-MACRO holding trust will generally be entitled to retain only a portion of the investment earnings on its assets; and

     o if the average Underlying Value of your holding trust during the preceding calculation period is below its Underlying Value on the date your certificates were issued, the Down-MACRO holding trust will generally be entitled to all of the investment earnings on its assets and a portion of the investment earnings of the Up-MACRO holding trust, while the Up-MACRO holding trust will generally be entitled to retain only a portion of the investment earnings on its assets.

Each of the paired holding trusts must first pay its fees and expenses and compensate for any credit losses on its eligible investments before making payments under the swap agreement.

         The paired holding trusts will also enter into multiple forward contracts with each other, each of which will relate to not more than one Creation Unit of paired holding certificates issued by the paired holding trusts. The forward contracts will govern the final distributions to be made on the paired holding certificates. Under the forward contracts:

     o if the reference index is above its starting level as of the date on which the final distribution is made on the paired holding certificates, the Up-MACRO holding trust will generally be entitled to retain all of its assets and to receive a portion of the assets in the Down-MACRO holding trust, while the Down-MACRO holding trust will generally be entitled to retain only that portion of its assets which it is not required to pay to the paired Up-MACRO holding trust; and

     o if the reference index is below its starting level as of the date on which the final distribution is made on the paired holding certificates, the Down-MACRO holding trust will generally be entitled to retain all of its assets and a portion of the assets in the Up-MACRO holding trust, while the Up-MACRO holding trust will be entitled to retain only that portion of its assets which it is not required to pay to the paired Down-MACRO holding trust.

Initial Issuance

         The Up-MACRO holding trust will issue the Up-MACRO holding certificates, which will represent the entire, undivided, beneficial ownership of the assets deposited in that trust. The Down-MACRO holding trust will issue the Down-MACRO holding certificates, which will represent the entire, undivided, beneficial ownership of the assets deposited in that trust. Upon the issuance of a new series of paired holding certificates, we will transfer eligible investments into the newly-created paired holding trusts and receive in exchange all of the certificates issued by the trusts. We will then transfer these paired holding certificates to the underwriter specified in the applicable offering supplement or to other Authorized Participants in the form of Creation Units. Authorized Participants may offer the Up-MACRO holding certificates, the Down-MACRO holding certificates or both of the paired holding certificates constituting a Creation Unit to investors who meet the qualifications specified in the applicable offering supplement.

Calculation of Underlying Value

         The amount of periodic distributions of investment earnings on the holding certificates may be based on the average Underlying Value of the holding trust which issued those certificates during the preceding calculation date or on some other formula, in each case as calculated under the swap agreement and described in the applicable offering supplement. The final distribution on the holding certificates will be based on the Underlying Value of the related holding trust on the redemption date, final scheduled termination date or Early Termination Date for those certificates and will be calculated under the forward contracts, as described in the applicable offering supplement. The "Underlying Value" of a holding trust on any relevant date of determination will be equal to (1) if the reference index level is equal to its starting level, the principal amount of all of the eligible investments in that holding trust and none of the eligible assets in the other paired holding trust, (2) if the reference index level has moved in a direction that benefits that holding trust, the principal amount of all of the eligible investments in that holding trust, plus a portion of the principal amount of the eligible investments in the other paired holding trust, and (3) if the reference index has moved in a direction that benefits the other paired holding trust, only a portion of the principal amount of the eligible investments in that holding trust. In general, if the level of the reference index has increased relative to its starting level as of a determination date, the Underlying Value of the Up-MACRO holding trust will increase by the same percentage as the amount of the index level increase or some multiple of that increase, while the Underlying Value of the Down-MACRO holding trust will decrease by that same amount. Conversely, if the level of the reference index has decreased relative to its starting level as of a determination date, the Underlying Value of the Down-MACRO holding trust will generally increase by the same percentage as the amount of the index level decrease or some multiple of that decrease, while the Underlying Value of the Up-MACRO holding trust will generally decrease by that same amount.

         The reference index to which the holding certificates of a series will be linked is specified in the applicable offering supplement. A "reference index" may consist of any publicly-published price or income index which measures the value of one or more assets, services, income streams or other economic indicators on a continuous basis or per specified time periods. The "starting level" of the reference index is the index level on the date on which a holding trust makes its initial issuance of holding certificates, or on some other date specified in the applicable offering supplement.

         The Underlying Value of each holding trust will be calculated on each business day on which the reference index is calculated during each calculation period, or as frequently as may be specified in the applicable offering supplement. The term "calculation period" generally refers in this prospectus to the period between each scheduled distribution date for a series of certificates and is more precisely defined in the applicable offering supplement.

         An investor who buys or sells holding certificates in the secondary market will pay or receive the prevailing market price for such certificates, which may be higher or lower than the Underlying Value of those certificates. See "Risk Factors-- Fluctuations in the Underlying Value and other factors may affect the market price of your certificates" in this prospectus.

Periodic Distributions

         Distribution dates for each series of holding certificates will occur periodically, as specified in the applicable offering supplement. On each distribution date, each holding trust will make a distribution to its certificateholders of its available investment earnings which are generally equal to the investment earnings on its eligible investments that is was permitted to retain and the investment earnings on the eligible investments in the other paired holding trust that it was entitled to receive, in each case under the swap agreement, less the trust's fees and expenses and amounts required to make up any credit losses suffered on that trust's eligible investments. Each holding trust's entitlement to the investment earnings in the paired holding trusts will be based on its Underlying Value during the preceding calculation period or on some other formula, as specified in the applicable offering supplement.

         Eligible investments on deposit in the paired holding trusts will be required to mature not later than the business day preceding each scheduled distribution date for the related holding certificates. On each distribution date, the trustee for the holding trust will apply the proceeds that it receives upon the maturity of that trust's eligible investments in the following order of priority:

     o  to pay the trust's fees and expenses;

     o to reinvest an amount equal to the aggregate certificate amount of the outstanding holding certificates issued by that trust in new eligible investments, or, if the trust has less than this amount on deposit, to reinvest all of its remaining funds; and

     o if any funds are remaining, to make the required payments under the swap agreement to the other paired holding trust.

Any cash remaining in the holding trust after funds have been applied in the preceding order of priority plus the payment received by that holding trust under the swap agreement (which amount is referred to as "Available Earnings") will be distributed to the trust's certificateholders or otherwise applied as specified in the applicable offering supplement.

         If a holding trust has no Available Earnings on any distribution date, that trust will have no obligation to make any periodic distribution to its certificateholders on that date or to make a periodic distribution relating to that distribution date in arrears on any subsequent distribution date.

Redemption

         Prior to any distribution date, an Authorized Participant may, on behalf of itself or one or more certificateholders, present to the trustee for redemption paired holding certificates constituting one or more Creation Units. Following receipt of a notice of redemption, the trustee for the related paired holding trusts will cause the trusts to settle the forward contract relating to the Creation Unit being redeemed. On the distribution date following the sending of a notice of redemption, the redeeming certificateholder will receive:

     o the sum of (1) the Underlying Value of the Up-MACRO holding trust represented by the Up-MACRO holding certificates being redeemed and
        (2) the Underlying Value of the Down-MACRO holding trust represented by the Down-MACRO holding certificates being redeemed. The foregoing sum will generally equal the aggregate certificate amount of the paired holding certificates forming the Creation Unit being redeemed, less the transaction fee for the redemption as described in the applicable offering supplement; and

     o the periodic distribution, if any, to which the redeeming certificateholder would otherwise be entitled to receive on the paired holding certificates on that distribution date, as described above under "--Periodic Distributions."

         If any investment losses have occurred on the eligible investments in the paired holding trusts, the final distribution to the redeeming certificateholder will be reduced by the amount of these investment losses. As a result, the redeeming certificateholder may not receive any periodic distribution and may receive less than the aggregate certificate amount of the paired holding certificates being redeemed.

         After the Creation Unit of paired holding certificates is redeemed, the Authorized Participant will distribute (1) to the beneficial owners of the Up-MACRO holding certificates, an amount equal to the Underlying Value of those certificates on the date of redemption, (2) to the beneficial owners of the Down-MACRO holding certificates, an amount equal to the Underlying Value of those certificates on the date of redemption and (3) the periodic distribution that each Up-MACRO and Down-MACRO certificateholder is entitled to on such redemption date.

         Holding certificates may be redeemed only:

     o in the form of a Creation Unit consisting of a pair of Up-MACRO and Down-MACRO holding certificates of the same series in the specified ratio and the specified minimum denomination;

     o  on a scheduled distribution date;

     o  by an Authorized Participant;

     o if the redemption would not cause either of the paired holding trusts or their respective pools of assets to be required to register as an "investment company" under the Investment Company Act; and

     o in accordance with any additional requirements described in the applicable offering supplement.

         The trustee must receive notice of the certificateholder's desire to redeem its certificates five or more business days prior to the date of redemption, as specified in the applicable offering supplement. Additionally, the certificateholder must deliver to the trustee:

     o in the case of global certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures), or a commercial bank or trust company in the United States setting forth the name of the certificateholder, the certificate amount of the paired holding certificates to be redeemed, the certificate number of each certificate to be redeemed or a description of the terms of the redeemed certificates, and a written statement that the option to elect redemption is being exercised, not later than five business days after the date of that telegram, telex, facsimile transmission or letter; or

     o in the case of definitive certificates, the physical certificates, not later than five business days prior to the redemption.

         Any tender of holding certificates for redemption will be irrevocable.

         All of the holding certificates will be issued in the form of global certificates. Unless and until definitive certificates are issued for the holding certificates, DTC's nominee will be the sole certificateholder of record for the certificates and the only entity that can exercise the right of redemption, which it will do at the direction of the beneficial owners of the holding certificates.

Final Scheduled Termination Date

         The "final scheduled termination date" is the date on which the final distribution is scheduled to be made on the holding certificates of any series under the related trust agreement. The paired Up-MACRO and Down-MACRO holding certificates of a series will have the same final scheduled termination date. On the final scheduled termination date, the paired holding trusts will distribute to their respective certificateholders all of the proceeds received upon the maturity of the eligible investments in each holding trust after the settlement of the forward contracts between the paired holding trusts and the payment of the fees and expenses of each holding trust. The final distribution made by each holding trust to its certificateholders will generally be equal to the Underlying Value of that holding trust (as calculated under the forward contracts), plus any Available Earnings received during the preceding calculation period (as calculated under the swap agreement and the related trust agreements). The final scheduled termination date for the holding certificates of each series will be specified in the applicable offering supplement.

Termination Triggers

         The occurrence of certain events specified in the applicable offering supplement may trigger an early termination of the paired holding trusts of a series. Upon obtaining knowledge or receiving notice of the occurrence of any of these events, which we refer to as "Termination Triggers," the trustee will give prompt notice of the event and the resulting termination of the swap agreement and the forward contracts to us and to each certificateholder of the affected holding certificates. On the "Early termination date," which will occur on the next distribution date following the occurrence of a Termination Trigger, the paired holding trusts will distribute to their respective certificateholders the amounts specified above under "--Redemption" based on the Underlying Value of each holding trust on that Early termination date.

         The Termination Triggers applicable to each series of paired holding certificates are described in the applicable offering supplement and will include the following events:

     o it becomes impossible to calculate the reference index or a substitute index, for a specified period of time or indefinitely, as described in the applicable offering supplement;

     o the trustee fails to maintain a first priority security interest in the assets of its trust or the assets of the other paired holding trust, which failure continues unremedied for a period of five (5) days; or

     o the bankruptcy or insolvency of either of the paired holding trusts or the institution of voluntary or involuntary proceedings against either trust.

         The applicable offering supplement may describe additional Termination Triggers, which may include one or more of the following events:

     o either of the paired holding trusts or their respective pools of assets becomes required to register as an "investment company" under the Investment Company Act;

     o a change in the level of the reference index above or below certain specified levels, as described in the applicable offering supplement;

     o excessive volatility in the level of the reference index, as described in the applicable offering supplement;

     o credit defaults on the eligible investments in either or both of the paired holding trusts that exceed an amount specified in the applicable offering supplement; or

     o any other Termination Trigger described in the applicable offering supplement.

Tradeable Certificates

General

         We may create tradeable trusts into which we or a holder of holding certificates will deposit all or a portion of the Up-MACRO or Down-MACRO holding certificates of a series. We may create an Up-MACRO tradeable trust, a Down-MACRO tradeable trust or both. The tradeable certificates issued by a tradeable trust will represent the entire, undivided, beneficial ownership of the assets deposited in that tradeable trust. Each tradeable trust will issue tradeable certificates in amounts, at prices and on terms to be determined at the time of sale, as set forth in the applicable offering supplement.

         The descriptions of the holding certificates in this prospectus and in the offering supplement for the tradeable certificates are important to purchasers of the tradeable certificates, because the holding certificates will be the most significant assets of each tradeable trust. The terms and provisions of each series of paired holding certificates, including the terms regarding distributions, will determine the amount and timing of the distributions to be made on the related tradeable certificates.

Initial Issuance

         A trust into which Up-MACRO holding certificates are deposited will be called an "Up-MACRO tradeable trust" and will issue Up-MACRO tradeable certificates. A trust into which Down-MACRO holding certificates are deposited will be called a "Down-MACRO tradeable trust" and will issue Down-MACRO tradeable certificates. The aggregate certificate amount of the tradeable certificates on their issuance date and each subsequent determination date will be equal to the aggregate certificate amount of the holding certificates deposited in the tradeable trust that issued those tradeable certificates.

Calculation of Underlying Value

         The "Underlying Value" of a tradeable trust on any date of determination will be equal to the Underlying Value on that date of the holding trust which issued the holding certificates deposited in that tradeable trust. If less than all of the holding certificates issued by a holding trust are deposited in a tradeable trust, the Underlying Value of that tradeable trust will be that portion of the holding trust's Underlying Value which is represented by those holding certificates.

         An investor who buys or sells tradeable certificates in the secondary market will pay or receive the prevailing market price for those certificates, which may be higher or lower than their share of the Underlying Value of the related tradeable trust.

Periodic Distributions

         Distribution dates for any series of tradeable certificates will generally occur one or more business days after the distribution dates for the underlying holding certificates, as specified in the applicable offering supplement. On each distribution date for the tradeable certificates, the trustee for the related tradeable trust will distribute to the certificateholders all amounts received on the holding certificates deposited in the tradeable trust since the preceding distribution date. Each holder of tradeable certificates will receive a distribution equal to its share of the aggregate distributions received by its tradeable trust on the underlying holding certificates, based on the proportion that the certificate amount of its tradeable certificates bears to the aggregate certificate amount of all of the outstanding tradeable certificates issued by its tradeable trust.

Exchanges

         A holder of tradeable certificates will not be permitted to redeem its certificates at any time. However, a holder may exchange its tradeable certificates for the underlying holding certificates in its tradeable trust, subject to the following conditions:

     o the certificate amount of the tradeable certificates being exchanged is at least equal to the minimum amount required for an exchange, which is specified in the applicable offering supplement and will generally equal the minimum denomination applicable to the underlying holding certificates;

     o the person exchanging the tradeable certificates is an Authorized Participant;

     o the exchange will not cause the tradeable trust, its pool of assets or either of the related paired holding trusts or their respective pools of assets to be required to register as an "investment company" under the Investment Company Act; and

     o any additional requirements for an exchange described in the applicable offering supplement are met.

         The trustee must receive written notice of a certificateholder's desire to exchange its tradeable certificates five or more business days prior to the date of the exchange, as specified in the applicable offering supplement. Additionally, the certificateholder must deliver to the trustee:

     o in the case of global certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the certificateholder, the certificate amount of the tradeable certificates to be exchanged, the certificate number of each tradeable certificate to be exchanged or a description of the terms of such certificates, and a written statement to the effect that the option to elect exchange is being exercised not later five business days after the date of that telegram, telex, facsimile transmission or letter; or

     o in the case of definitive certificates, the physical certificates, not later than five business days prior to the exchange.

         Any tender of tradeable certificates for an exchange will be irrevocable. Upon receipt of the tradeable certificates, the trustee for the tradeable trust will cancel the tradeable certificates being exchanged by a certificateholder and instruct the trustee for the related holding trust to register the underlying holding certificates in the name of that certificateholder. If there are no remaining holding certificates in the tradeable trust after the exchange, the trustee for the tradeable trust will terminate that tradeable trust.

         All of the tradeable certificates will be issued in the form of global certificates. Unless and until definitive certificates are issued for the tradeable certificates, the depositary's nominee will be the sole certificateholder of record for the tradeable certificates and the only entity that can exercise the right of exchange, which it will do at the direction of the beneficial owners of the tradeable certificates.

Termination

         Within two (2) business days or any longer time period specified in the applicable offering supplement after the redemption date, final scheduled termination date or Early termination date for the underlying holding certificates, the related tradeable trust will also automatically terminate without any further action on the part of the holders of the tradeable certificates or the trustee. Each holder of the tradeable certificates will receive its share of the final distributions made on the underlying holding certificates, based on the proportion that the certificate amount of the tradeable certificates held by that holder bears to the aggregate certificate amount of all of the outstanding tradeable certificates issued by the related tradeable trust.

Subsequent Issuances

         The paired holding trusts of a series may issue additional holding certificates in pairs of Up-MACRO and Down-MACRO holding certificates constituting one or more Creation Units. A Creation Unit will consist of a "pair" of certificates in a specified ratio of Up-MACRO and Down-MACRO holding certificates and a specified minimum denomination, as described in the applicable offering supplement. No fractional Creation Units may be issued.

         Creation Units may be issued on any business day specified in the applicable offering supplement. To purchase a Creation Unit, an Authorized Participant must place a purchase order prior to the close of the New York Stock Exchange (generally, 4 p.m. Eastern time) with the trustee for the Up-MACRO and Down-MACRO holding trust at least one (1) business day prior to the requested issuance date. On the date on which the additional paired holding certificates are issued, the Authorized Participant must deposit:

     o with the trustee for the Up-MACRO holding trust, eligible investments in an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates that will be issued as part of the Creation Unit, plus an amount equal to the earnings on those eligible investments which accrued during the period from the preceding distribution date for the existing paired holding certificates to the relevant subsequent issuance date;

     o with the trustee for the Down-MACRO holding trust, eligible investments in an amount equal to the aggregate certificate amount of the Down-MACRO holding certificates that will be issued as part of the Creation Unit, plus an amount equal to the earnings on those eligible investments which accrued during the period from the preceding distribution date to the relevant subsequent issuance date; and

     o with the trustee or trustees for the paired holding trusts, a transaction fee payable in connection with the subsequent issuance as described in the applicable offering supplement.

         Any eligible investments deposited into a holding trust in connection with a subsequent issuance of holding certificates will be required to mature not later than the business day preceding the next distribution date for the paired holding certificates.

         Purchase orders for new Creation Units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation or "NSCC." Authorized Participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee.

         A subsequent issuance of paired holding certificates may only be made if it does not result in either of the paired holding trusts or their respective pools of assets becoming required to register as an "investment company" under the Investment Company Act. Any additional conditions that apply to subsequent issuances for each series of holding certificates is specified in the applicable offering supplement.

Book-Entry Registration

         Unless otherwise specified in the applicable offering supplement, the holding certificates and the tradeable certificates of each series will be evidenced by one or more global certificates. We will deposit each global certificate representing the holding or tradeable certificates of a series with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme, Luxembourg or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme, Luxembourg as "Clearstream" and the Euroclear system as operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

         Certificateholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants". So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

     o not receive physical delivery of certificates in definitive registered form; and

     o  not be considered certificateholders of the global certificate.

         We will make distributions on the certificates to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each distribution or redemption date, as the case may be. Neither we nor the trustee will be responsible or liable:

     o for the records relating to, or distributions made on account of, beneficial ownership interests in a global certificate; or

     o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operation procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of certificates, including the presentation of certificates for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of the certificate amount of the certificates represented by the global certificates as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

     o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

     o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

     o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

         Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear Bank S.A./NV has advised us that it is:

     o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

     o  regulated and examined by the Belgian Banking and Finance Commission.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

         We will issue the certificates in definitive certificated form, if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for definitive certificated certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that certificates shall no longer be represented by global certificates, in which case we will issue certificates in definitive form in exchange for the global certificates.

                          DESCRIPTION OF TRUST ASSETS

General

         The assets of the Up-MACRO and the Down-MACRO holding trust of a series will consist of:

     o eligible investments of the type specified in the applicable offering supplement and earnings on those eligible investments;

     o the rights of the holding trust under each forward contract entered into with the other paired holding trust;

     o the rights of the holding trust under the swap agreement entered into with the other paired holding trust; and

     o a certificate account and any other accounts described in the related offering supplement.

         This section contains a summary of the primary assets of each holding trust. We encourage you to read carefully the description of the assets in your trust contained in your offering supplement, as well as the swap agreement and the forward contracts into which your trust has entered, because these agreements will govern your rights as a certificateholder. A copy of the swap agreement and the forward contracts between your holding trust and the other paired holding trust of your series will be available upon request at the address indicated under "Where You Can Find More Information."

         The assets of an Up-MACRO tradeable trust of any series will consist primarily of the Up-MACRO holding certificates of one series deposited in that tradeable trust. The assets of a Down-MACRO tradeable trust of any series will consist primarily of the Down-MACRO holding certificates of one series deposited in that tradeable trust. Accordingly, the description of the assets securing the holding certificates deposited in your tradeable trust will be highly relevant to you, if you are a holder of tradeable certificates.

Eligible Investments

         At the time of issuance of a new Creation Unit of the paired holding certificates of any series, we or the Authorized Participant wishing to acquire the Creation Unit will transfer:

     o to the Up-MACRO holding trust, eligible investments with an aggregate purchase price equal to the aggregate certificate amount of the Up-MACRO holding certificates to be issued by that trust; and

     o to the Down-MACRO holding trust, eligible investments with an aggregate purchase price equal to the aggregate certificate amount of the Down-MACRO holding certificates to be issued by that trust.

         The eligible investments which may be purchased by each holding trust will be specified in the applicable offering supplement and will generally consist of:

     o obligations of the United States and certain United States government agencies;

     o  highly-rated certificates of deposit;

     o  certain highly-rated commercial paper;

     o highly-rated time deposits and bankers acceptances sold by eligible commercial banks;

     o certain repurchase agreements of United States government securities with eligible commercial banks;

     o  highly-rated corporate or municipal debt obligations; and

     o other highly-rated instruments acceptable to the applicable rating agencies, as specified in the applicable offering supplement.

Swap Agreement

General

         On the initial date of issuance of the paired holding certificates of a series, the paired holding trusts will enter into a swap agreement with each other. The swap agreement will obligate each of the paired holding trusts to transfer from one trust to the other all or some portion of the investment earnings accrued on their respective eligible investments on each distribution date, based on the respective average Underlying Value of each trust during the preceding calculation period or based on some other method, as specified in the applicable prospectus supplement. In cases where investment earnings are allocated on the basis of Underlying Value, if the average Underlying Value of your holding trust during the prior calculation period is above its Underlying Value on the date on which your holding certificates were issued, then your holding trust will be entitled to retain all of its investment earnings and to receive a portion of the investment earnings of the paired holding trust. Conversely, if the average Underlying Value of your trust during the prior calculation period is below its Underlying Value on the date on which your holding certificates were issued, your holding trust will be required to pay to the paired holding trust a portion of its investment earnings. Investment earnings exchanged by the paired holding trusts under the swap agreement will generally consist of only available investment earnings net of the fees and expenses of each trust and net of any credit losses suffered by either trust.

Payments under the Swap Agreement

         To give effect to each holding trust's entitlement to investment earnings based the formula described in the applicable prospectus supplement, the swap agreement will require the Down-MACRO holding trust to make a payment to the Up-MACRO holding trust on each distribution date equal to all of the available earnings on the eligible investments deposited in the Down-MACRO holding trust, minus the Down-MACRO holding trust's fees and expenses and any credit losses on the Down-MACRO trust's eligible investments.

         In return, the Up-MACRO holding trust will make a payment to the Down-MACRO holding trust out of the aggregate sum of its available investment earnings (minus the Up-MACRO holding trust's fees and expenses and any credit losses on its eligible investments) and the investment earnings it received from the Down-MACRO holding trust. The net result of these payments will be such that each trust will have the amount of investment earnings to which it is entitled in accordance to the formula specified in the applicable prospectus supplement. Each trust will then distribute these investment earnings to its certificateholders.

         For a more detailed description of the formula used to calculate the swap payments for your certificates, see the applicable offering supplement.

Modification and Amendment of Swap Agreement

         The swap agreement may be modified or amended only with the consent of each of the paired holding trusts which are parties to that agreement. Under the trust agreement for each of the paired holding trusts, the applicable trustee will not be permitted to consent to any amendment of the swap agreement on behalf of its trust without the prior approval of each certificateholder of that trust.

Termination of the Swap Agreement

         The swap agreement will terminate on the final scheduled termination date, any early termination date or any redemption all of the paired holding certificates of a series.

Forward Contracts

General

         On each date of issuance of holding certificates constituting a new Creation Unit, the holding trusts will enter into a forward contract with each other which relates to the new Creation Unit. Upon the termination of a forward contract, each holding trust will make a payment to the other paired holding trust based on the level of the reference index on the date of termination relative to its starting level on the date on which the paired holding certificates in the applicable Creation Unit were issued.

Payments under the Forward Contracts

         Each of the paired holding trusts will be required to make a payment under a forward contract only upon the termination of that contract. Such payments will depend upon the Underlying Value of each trust on the date of termination, which will in turn be calculated on the basis of the level of the reference index on that date relative to its starting level, as described in the applicable offering supplement.

Modification and Amendment of Forward Contracts

         The forward contracts may be modified or amended only with the consent of each of the paired holding trusts which are parties to that contract. Under the trust agreement for each of the paired holding trusts, the applicable trustee will not be permitted to consent to any amendment of any forward contract on behalf of its trust without the prior approval of each certificateholder of that trust.

Termination Events

         The forward contracts will terminate on the redemption date for the related Creation Unit or on the final scheduled termination date or any Early Termination Date for the related paired holding trusts.

                      DESCRIPTION OF THE TRUST AGREEMENTS

General

         The following summary describes material provisions of the trust agreements entered into between us and the trustee for the holding certificates of each series. The applicable offering supplement will describe any material provisions of the trust agreements that are not described in this prospectus or that differ from the description contained in this prospectus. We urge you to read the trust agreement under which your certificates were offered, because it, and not this description, governs your certificates and the trust that issued them. A copy of the trust agreement for your certificates will be available upon request at the address indicated under "Where You Can Find More Information."

Transfer of Eligible Investments to the Holding Trusts

         At the time of issuance of any series of paired holding certificates, we will transfer eligible investments to the related paired holding trusts. The trustee for that holding trust will, concurrently with the transfer, deliver to us the paired holding certificates in exchange for the eligible investments deposited into that holding trust.

         In addition, we will, with respect to each eligible investment, deliver or cause to be delivered to the trustee all documents necessary to transfer ownership of the eligible investment to the trustee. The trustee will review these documents and will hold them in trust for the benefit of the certificateholders.

Transfer of Holding Certificates to the Tradeable Trust

         At the time of issuance of any series of tradeable certificates, we or an Authorized Participant will transfer holding certificates to the related tradeable trust. If specified in the applicable offering supplement, the trustee for that holding trust will, concurrently with the transfer, deliver tradeable certificates to us in exchange for the holding certificates deposited into that tradeable trust.

         In addition, we or an Authorized Participant will, with respect to each holding certificate, deliver or cause to be delivered to the trustee all documents necessary to transfer ownership of the holding certificates to the trustee. The trustee will review these documents and hold them in trust for the benefit of the certificateholders.

Collections and Other Administrative Procedures

         With respect to any series of certificates, the trustee or another person specified in the applicable offering supplement will make reasonable efforts to collect all scheduled payments under the eligible investments, the forward contracts, the swap agreement, or holding certificates (if any) and will follow or cause to be followed those collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that those procedures are consistent with the related trust agreement. The trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability.

Trustee's Compensation and Payment of Expenses

         The applicable offering supplement will specify the trustee's compensation, and the source, manner and priority of payment, with respect to a given series of certificates. If and to the extent specified in the applicable offering supplement, the trustee of each holding trust will pay from its compensation certain expenses incurred in connection with its administration of the eligible investments, the forward contracts and the swap agreement, including, without limitation:

     o payment of the fees and disbursements of the trustee and independent accountants;

     o payment of expenses incurred in connection with distributions and reports to certificateholders and the administration of the trust;

     o  payment of the licensing fee to MSR; and

     o payment of any other expenses described in the applicable offering supplement.

     o The trustee of a tradeable trust will also pay from its compensation certain expenses incurred in connection with its administration of the holding certificates, including, without limitation:

     o payment of the fees and disbursements of the trustee and independent accountants;

     o payment of expenses incurred in connection with distributions and reports to certificateholders; and

     o payment of any other expenses described in the applicable offering supplement.

     o The trustee may engage any other persons to perform any of these functions, as specified in the applicable offering supplement, but the trustee will remain liable to the certificateholders for the performance of these functions.

Certain Matters Regarding Us and the Trustee

         Each trust agreement will provide that we, MSR, the trustee, and any of our or the trustee's directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that trust agreement or for errors in judgment; provided, however, that we, MSR, the trustee or any such person will not be protected against any liability that results:

     o from willful misfeasance or bad faith in the performance of our or the trustee's duties or

     o by reason of reckless disregard of the respective obligations and duties under the trust agreement.

         Each trust agreement may also provide that we, MSR, the trustee, and any of our or the trustee's director, officer, employee and agent, will be entitled to the indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates issued by the trust, unless the loss, liability or expense incurred was a result of our, the trustee's or that person's willful misfeasance or bad faith in the performance of our or their duties or by reason of reckless disregard of our or their obligations and duties.

         In addition, the related trust agreement will provide that we, MSR and the trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our and its respective responsibilities under the trust agreement or which in our or its opinion may involve us or it in any expense or liability. We, MSR or the trustee may, however, in our or its discretion take any such action which either may deem necessary or desirable with respect to the related trust agreement and the rights and duties of the parties and the interests of the certificateholders under that trust agreement. The applicable offering supplement will describe how the legal expenses and costs of such action and any liability resulting from that act or omission will be allocated. Any person into which a trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which a trustee is a part, or any person succeeding to the business of a trustee, will be the successor of the trustee under the related trust agreement with respect to the certificates of any given series.

Trustee Termination Events; Rights Upon Trustee Termination Event

         A "Trustee Termination Event" under the trust agreement for any series of certificates will consist of the following:

     o a failure to make any periodic distribution of earnings received on the assets of the trust when that distribution is due and payable, which failure continues unremedied for a period of ten (10) or more business days;

     o a failure to distribute the proceeds of the trust assets on a final scheduled termination date or an Early Termination Date, or the applicable portion of the trust assets to any redeeming certificateholder on a redemption date, which failure continues unremedied for a period of ten (10) or more business days;

     o a failure by a trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable trust agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the certificateholders, voting by certificate amount;

     o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

     o the trustee becoming ineligible or incapable of acting as trustee under the related trust agreement;

     o the occurrence of a trustee termination event for the trustee under the trust agreement governing any other holding trust or tradeable trust of any series;

     o the occurrence of any other Trustee Termination Event described in the applicable offering supplement.

         So long as a Trustee Termination Event remains unremedied, we may, and at the direction of the required percentage of certificateholders, we will terminate the trustee's rights and obligations under the applicable trust agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable trust agreement and will be entitled to similar compensation arrangements. In the event that no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable trust agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $15,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable trust agreement. The compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable trust agreement.

Remedies of Certificateholders

         Any certificateholder may institute any proceeding under the applicable trust agreement subject to the following conditions:

     o the certificateholder previously has given to the trustee written notice of the occurrence of a breach under the applicable trust agreement;

     o the required percentage of certificateholders has requested the trustee in writing to institute the proceeding on their behalf and has offered to the trustee reasonable indemnity; and

     o the trustee has neglected or refused to institute the proceeding for fifteen (15) days or more.

         The trustee is under no obligation to exercise any of the trusts or powers vested in it by the applicable trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities which may incur.

Modification and Waiver

         Unless otherwise specified in the applicable offering supplement, we and the trustee for any holding trust may amend the related trust agreement, with notice to the rating agencies but without notice to or written consent of the certificateholders:

     o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of the trust agreement;

     o to change any provision or add a provision to the trust agreement to conform it to the description of the trust agreement in the applicable offering supplement;

     o to add to the covenants, restrictions or obligations of any entity under the trust agreement or to modify any provisions of the trust agreement so long as that addition or modification does not adversely affect the interests of the certificateholders in any material respect;

     o to evidence and provide for the acceptance of appointment under the trust agreement of a successor trustee; and

     o  to comply with any requirements imposed by the Code.

         With the written consent of certificateholders representing 66 and 2/3% of the holding certificates based on certificate amount of the holding trust, the parties to the trust agreement may amend the trust agreement for the purpose of:

     o adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement; or

     o  modifying in any manner the rights of the certificateholders.

         However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any certificate, without the consent of each certificateholder.

         Further, no amendment to the trust agreement for any holding certificates may:

     o  modify the formula upon which the Underlying Value is calculated;

     o modify the minimum aggregate certificate amount of Up-MACRO holding certificates and Down-MACRO holding certificates that constitutes a Creation Unit; or

     o reduce the percentage of certificateholders that are required to consent to any of the foregoing amendments,

     o without the written consent of all of the certificateholders of both of the paired holding trusts.

         The holders of Up-MACRO holding certificates may vote only on amendments to the trust agreement governing their certificates and holders of Down-MACRO holding certificates may vote only on amendments to the trust agreement governing their certificates; however, any amendment described above which would affect the holders of both of the paired holding certificates of a series must be approved by both the related Up-MACRO certificateholders and the Down-MACRO certificateholders and that same amendment must be made to both the trust agreement governing the Up-MACRO holding trust and the trust agreement governing the Down-MACRO holding trust.

         Certificateholders of tradeable certificates will be able to direct their trustee in the exercise of the voting rights associated with the holding certificates in their tradeable trust.

         The trustee for any trust will not enter into any amendment or modification which would alter the status of a tradeable trust as a grantor trust for federal income tax purposes or cause a tradeable trust or one or both of the paired holding trusts to be required to register as an investment company under the Investment Company Act. Further, an amendment which would adversely affect in any material respect the interests of any certificateholders will only be permitted if such amendment would not result in a downgrade or withdrawal of the rating on the certificates by any rating agency which has rated the certificates.

Reports to Certificateholders; Notices

         Reports to Certificateholders. As specified in the applicable offering supplement, prior to each distribution date, the trustee will forward to DTC, to us, and to such other parties as may be specified in the applicable trust agreement, a statement setting forth:

     o the aggregate certificate amount of the outstanding holding certificates of each of the paired holding trusts;

     o the Underlying Value of each of the paired holding trusts, for that distribution date, as calculated in accordance with the method specified in the forward contracts and described in the applicable offering supplement;

     o the amount of investment earnings on the eligible investments in each of the paired holding trusts;

     o the amount of credit defaults, if any, on the eligible investments in each of the paired holdings trusts;

     o  the fees and expenses of each of the paired holding trust;

     o the Available Earnings, if any, to be distributed on the certificates of the applicable holding trust;

     o the payments to be made by each of the paired holding trusts under the swap agreement;

     o  the Underlying Value of each of the paired holding trusts;

     o the Available Earnings to be distributed by that trust on the applicable distribution date; and

     o if the distribution date is a Final Schedule Termination Date, an Early Termination Date or a redemption date, the payments to be made by each of the paired holding trusts under the forward contracts relating to the Creation Units being redeemed and the final distribution to be made on each of the paired holding certificates being redeemed.

         Within a reasonable period of time after the end of each calendar year, as specified in the applicable offering supplement, the trustee shall furnish to each person who was a certificateholder at any time during the calendar year a statement containing the information set forth above, aggregated for the calendar year or the applicable portion of the calendar year during which that person was a certificateholder. The trustee shall also furnish to each certificateholder and each other party specified in the applicable trust agreement within the time period specified in the applicable offering supplement a notice of any merger or consolidation to which the trustee is a party, or in the case of the trustee's resignation, the name of the successor trustee.

         Notices. Any notice required to be given to a holder of a registered certificate will be mailed to the last address of the holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the applicable offering supplement.

Evidence As To Compliance

         Unless otherwise specified in the applicable offering supplement, each trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined certain documents and records relating to the administration of the trust's assets during the preceding 12-month period or, in the case of the first such report, the period ending on or before the date specified in the applicable offering supplement, which date will not be more than one year after the original issuance date for the related certificates. That report will enable the recipients to determine whether the administration of the trust assets was conducted in compliance with the terms of the related trust agreement and will identify any exceptions found during the accountants' examination.

         Unless otherwise specified in the applicable offering supplement, each trust agreement will also provide for delivery to us, on or before a specified date in each year, of an annual statement by the trustee to the effect that the trustee has fulfilled its obligations under its trust agreement throughout the preceding year. Copies of the annual accountants' statement and the statement of the trustee may be obtained by certificateholders without charge upon written request to the trustee at the address set forth in the applicable offering supplement.

Termination

         The obligations created under each trust agreement will terminate upon the distribution to the related certificateholders of all amounts held in the related certificate account and required to be paid to them under the trust agreement following:

     o the applicable final scheduled termination date or Early Termination Date; or

     o a redemption date on which all of the certificates issued under the trust agreement have been redeemed or, in the case of tradeable certificates, exchanged for the underlying holding certificates.

     o In no event, however, will any trust created by a trust agreement continue beyond the date specified in that trust agreement. Written notice of the termination of the obligations created under a trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

The Trustee

         The applicable offering supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of holding certificates or tradeable certificates and whether that entity serves in any additional capacity for that series of certificates. The entities serving as trustee for any series of certificates may have normal banking relationships with us and our affiliates. Any trustee may also appoint agents to perform any of its responsibilities, which agents will have those of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; however, the trustee will continue to be responsible for the performance of its duties and obligations under each trust agreement.

Duties of the Trustee

         The trustee for any series of certificates will not make any representations as to the validity or sufficiency of the related trust agreement, the certificates, the trust assets, the forward contracts, the swap agreement or any related documents. The trustee is required to perform only those duties specifically required of it under the related trust agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related trust agreement requires. However, the trustee is not responsible for the accuracy or content of any such documents furnished to it by any person under the related trust agreement.

         The trustee may be held liable under the related trust agreement for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the certificateholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the trust agreement under which it serves as trustee, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

         A trustee may, upon written notice to us, resign at any time. If a trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within the period specified in the related trust agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. A resignation of the trustee will not become effective, until a successor trustee is appointed and accepts its appointment.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of holding certificates and tradeable certificates. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations, and Internal Revenue Service ("IRS") and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "--Classification of the Tradeable Trusts" and "--Classification of the Holding Trusts," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding certificates or the tradeable trusts or tradeable certificates.

         This summary is addressed only to certificateholders that purchase holding certificates or tradeable certificates at original issuance at the price set forth on the cover page of the applicable offering supplement and who hold those certificates as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary is included for general information only and does not describe all of the tax consequences of purchasing, owning or disposing of certificates that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to certificates that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of certificates.

         As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of a holding certificate or a tradeable certificate. A "U.S. Person" means a person that is, for United States federal income tax purposes:

     o  a citizen or resident of the United States,

     o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

     o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

     o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

         For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of certificates.

         There is no authority directly on point dealing with securities such as holding certificates or tradeable certificates or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         It is strongly recommended that each prospective investor in holding certificates or tradeable certificates consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Tradeable Trusts

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Depositor ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, each tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of a tradeable certificate will be considered the beneficial owner of an undivided interest in holding certificates held by the tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the related holding trust. No amount included in income with respect to a tradeable certificate will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Holding Trusts

         Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If a holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its certificateholders or to the certificateholders of the related tradeable trust for reporting on their own returns. The imposition of tax at the holding trust level would reduce amounts available for distribution to its certificateholders and the certificateholders of the related tradeable trust.

Classification of Tradeable Certificates

         For United States federal income tax purposes, each holder of a tradeable certificate, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in holding certificates held by the tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying holding certificates in the related tradeable trust.

Classification of Holding Certificates

         For United States federal income tax purposes, each holder of a holding certificate will be considered to be a partner in the partnership constituted by the holding trust. Each such certificateholder will be required to include in its gross income its distributive share of income attributable to the holding trust.

U.S. Holders

Income and Deductions

         A U.S. Holder of certificates in a tradeable trust or the related holding trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

     o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the holding trust in which the U.S. Holder has directly or indirectly invested for any taxable year of the holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any direct or indirect distribution from the holding trust has been or will be received.

         The holding trust items will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the holding trust. A U.S. Holder of certificates' distributive share of income attributable to a holding trust generally is expected to be equal to the amount of the cash distributions to which such U.S. Holder is directly or indirectly entitled. If such expectations are not realized, however, a U.S. Holder would recognize income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its certificates.

Allocation of Holding Trust Income, Gains and Losses

         Under Section 704(b) of the Code:

     o a U.S. Holder's distributive share of an item of holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the holding trust's trust agreement lack "substantial economic effect," and

     o each U.S. Holder is required to take into account such distributive share for each taxable year of the holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the holding trust, except that if the U.S. Holder disposes of all of its tradeable certificates or holding certificates, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

         Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the holding trusts' trust agreements are intended to meet these tests and, accordingly, the Depositor believes that the allocations under the respective holding trust's trust agreements generally correspond to the U.S. Holders' interests in each holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

         Payments or accruals of earnings on the U.S. treasury obligations held as collateral by a holding trust will be taxable as ordinary income at the time those earnings accrue. Payments received or made pursuant to the swap agreement will result in ordinary gain or loss. Because each holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on tradeable certificates and will be allocated to certificateholders of tradeable certificates on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on tradeable certificates in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

         In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the applicable swap agreement, trustee fees, management fees, and other expenses associated with the holding trust or the tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

         A U.S. Holder is restricted from taking into account for United States federal income tax purposes any holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its tradeable certificates or holding certificates, as the case may be. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its certificates as of the end of the holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its certificates generally is equal to its adjusted tax basis for such certificates, less any amounts borrowed:

     o in connection with its acquisition of such certificates for which it is not personally liable and for which it has pledged no property other than its certificates,

     o from persons who have a proprietary interest in the holding trust and from certain persons related to such persons or

     o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

         A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

         Non-corporate investors (and certain closely-held personal service and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of each holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the holding trust.

Sale, Exchange, or Redemption of Certificates

         Whereas changes in the value of the reference index will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder of holding certificates, the termination of one or more forward contracts will result in the recognition of gain or loss by each holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's certificates, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the certificates. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its certificates. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such certificates were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates. A U.S. Holder will not recognize loss upon the partial redemption of its certificates. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's certificates, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's certificates, the U.S. Holder's adjusted tax basis in its certificates will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "--Adjusted Tax Basis for Certificates." Because a U.S. Holder's tax basis in its certificates is not adjusted to take into account the U.S. Holder's allocable share of the holding trust's items of income or loss until the end of the holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed certificates and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining certificates as of the end of such taxable year. Gain or loss attributable to redemptions by certificateholders will be allocated to redeeming U.S. Holders under the respective trust agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of certificates to offset ordinary income is limited.

Adjusted Tax Basis for Certificates

         A U.S. Holder's adjusted tax basis in its certificates generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of holding trust income and gain and (ii) non-recourse indebtedness of the holding trust. A U.S. Holder's adjusted tax basis in its certificates generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of holding trust deduction and loss and (b) cash distributions by the holding trust to the U.S. Holder and any constructive distributions resulting from a reduction in such U.S. Holder's share of non-recourse indebtedness of the holding trust.

Section 754 Election

         Each holding trust and each tradeable trust has made the election permitted by Section 754 of the Code. This election is irrevocable without the consent of the IRS. The election generally permits the holding trust or the tradeable trust to adjust a certificate purchaser's share of the tax basis in the holding trust or tradeable trust's assets ("inside basis") pursuant to
Section 743(b) of the Code to reflect its purchase price. This election does not apply to initial purchasers of certificates. The Section 743(b) adjustment is in respect of each subsequent purchaser separately and is not for the benefit of any other certificateholders. For purposes of this discussion, a certificateholder's inside basis in holding trust or tradeable trust assets will be considered to have two components: (1) such certificateholder's share of the holding trust's or the tradeable trust's tax basis in its assets ("common basis") and (2) such certificateholder's Section 743(b) adjustment to that basis. The amount of the adjustment under Section 743(b) is equal to the difference between the purchaser's initial adjusted United States federal income tax basis in certificates purchased and the share of the holding trust's or the tradeable trust's common basis attributable to those certificates. The Section 743(b) adjustment attempts to provide the purchaser with the equivalent of an adjusted tax basis in its share of the holding trust's or the tradeable trust's assets equal to the fair market value of such certificates.

         A Section 754 election is advantageous if a subsequent purchaser's tax basis in its certificate is higher than that certificate's share of the aggregate tax basis of the holding trust's or the tradeable trust's assets immediately prior to the transfer because such subsequent purchaser would have, as a result of the election, a higher tax basis in its share of the holding trust's or the tradeable trust's assets. Conversely, a Section 754 election is disadvantageous if a subsequent purchaser's tax basis in its certificate is lower than such certificate's share of the aggregate tax basis of the holding trust's or the tradeable trust's assets immediately prior to the transfer. Thus, the fair market value of certificates may be affected either favorably or adversely by the election.

         Each holding trust and each tradeable trust intends to compute the effect of the Section 743(b) adjustment so as to preserve its ability to determine the tax attributes of a certificate from its date of purchase and the amount paid for the certificate. The calculations involved in the Section 754 election are complex and are made on the basis of certain assumptions as to the value of the holding trust's or the tradeable trust's assets and other matters. There is no assurance that the determinations made will prevail if challenged by the IRS or that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the opinion of the holding trust or the tradeable trust, the expense of compliance exceed the benefit of the election, the holding trust or the tradeable trust may seek permission from the IRS to revoke its Section 754 election. If such permission is granted, a subsequent purchaser of certificates may be allocated more income than it would have been allocated had the election not been revoked.

Holding Trust-Level Audits

         Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the holding trust will be represented by the trustee of the holding trust as "tax matters partner." The holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the holding trust. Any such settlement by the holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, each holding trust's trust agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

         Interest on any amount borrowed by a non-corporate investor to purchase certificates, and interest expense incurred by the holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code may be amortized and deducted over a period of 60 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by each holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their certificates in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

         In certain circumstances, a U.S. Holder of certificates who disposes of the certificates in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their certificates.

Information Reporting and Backup Withholding Tax

         In general, each certificateholder's distributive share of holding trust items of income, gain, loss, deduction, and credit will be reported to each such certificateholder on Schedule K-1. Income on tradeable certificates will be reported to certificateholders on an IRS Form 1099, which form should be mailed to certificateholders of tradeable certificates by January 31 following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

         A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of certificates should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the U.S. treasury obligations or payments received pursuant to the swap agreement. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming certificates where such Non-U.S. Holder:

     o does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

     o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

     o  is not a former citizen of the U.S.

                            STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material United States Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the certificates.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on:

     o employee benefit plans, as defined in Section 3(3) of ERISA, that are subject to Title I of ERISA;

     o plans, as defined in Section 4975(e)(1) of the Code, that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

     o any entities whose underlying assets include plan assets by reason of such a plan's investment in such entities (each of previous three bullet points, a "Plan"); and

     o persons who have certain specified relationships to Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code).

     o Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
        (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and
        Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

         ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons, "parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "Parties in Interest," who have certain specified relationships to a Plan or its Plan assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         In addition, under Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"), the purchase with Plan assets of equity interests in a trust would cause the assets of the trust to be deemed Plan assets of the investing Plan which, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code unless an exception to this regulation is applicable.

         As a result of this offering, we expect that each certificates offered hereby will meet the criteria for the exception under the Plan Assets Regulation that provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question are "publicly-offered securities," defined as securities that are:

     o held by 100 or more investors who are independent of the issuer and each other;

     o  freely transferable; and

     o either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of an offering of securities to the public under an effective registration statement under the Securities Act and the class of securities of which that security is part is registered under the Exchange Act within the requisite time.

         Unless otherwise stated in the applicable offering supplement, we anticipate that the certificates offered by this prospectus will meet the criteria of "publicly offered securities" pursuant to the Plan Assets Regulation.

         Although no assurances can be given, we expect that:

     o there will be no restrictions imposed on the transfer of the certificates,

     o each class of certificates will be held by at least 100 independent investors at the conclusion of the offering, and

     o the certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If any class of the certificates fails to meet the criteria of publicly-offered securities, the assets of the issuing trust may be deemed to include assets of plans that invested in that trust. In that event, transactions involving such assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation is applicable or a statutory or administrative exemption applies.

         Prospective fiduciaries of a plan considering the purchase of certificates should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the certificates with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

     o  whether the fiduciary has the authority to make the investment,

     o the composition of the plan's portfolio with respect to diversification by type of asset,

     o  the plan's funding objectives,

     o  the tax effects of the investment,

     o whether the assets of the trust that are represented by the certificates would be considered plan assets, and

     o whether under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA), are not subject to the requirements of ERISA or
Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                             PLAN OF DISTRIBUTION

         Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers who are Authorized Participants; or (iii) through agents who are Authorized Participants. The applicable offering supplement will set forth the terms of the offering of any series of certificates, which may include:

     o  the names of any underwriters or initial purchasers,

     o the purchase price of the certificates and the proceeds to us from the sale,

     o any underwriting discounts and other items constituting underwriters' compensation,

     o  any initial public offering price,

     o  any discounts or concessions allowed or reallowed or paid to dealers,

     o  any securities exchanges on which the certificates may be listed,

     o any restrictions on the sale and delivery of certificates in bearer form, and

     o the place and time of delivery of the certificates to be offered by that offering supplement.

         If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable offering supplement will specify any different conditions precedent or obligations to purchase.

         Certificates may also be sold through agents designated by us. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by us to that agent will be set forth, in the applicable offering supplement. Unless otherwise indicated in the applicable offering supplement, any agent will act on a best efforts basis for the period of its appointment.

         If so indicated in the applicable offering supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in that offering supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in that offering supplement. Those contracts will be subject only to those conditions set forth in the applicable offering supplement and that offering supplement will set forth the commissions payable for solicitation of those contracts.

         Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

         Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable offering supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                              LICENSING AGREEMENT

         We have entered into a licensing agreement with our affiliate, MACRO Securities Research, LLC. The license agreement grants us a license to use the MACRO structure as a basis for the structuring of this product and to use certain trade names and trademarks of MACRO in connection with this product. The license agreement may be amended without the consent of any of the certificateholders. Currently, the License Agreement is scheduled to terminate on o, 20 o but its term may be extended beyond that date without the consent of any of the certificateholders. Neither the trusts, the trustee, the distributor(s), DTC or any certificateholder is entitled to any rights whatsoever under the foregoing licensing arrangements or to use the servicemark "MACRO(R)" or to use the MACRO structure, except as specifically described in the licensing agreement and each trust agreement. For more information about MACRO Securities Research, LLC, see the section titled "MACRO Securities Research" in this prospectus.

                                 LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, located at Four Times Square, New York, New York 10036, or such other counsel to us and the underwriters as may be identified in the applicable offering supplement, will pass upon the legality of the certificates of each series, including certain federal income tax consequences with respect to such certificates.

                             FINANCIAL INFORMATION

         New trusts will be formed with respect to each series of certificates and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the applicable offering supplement.

                                    RATINGS

         It is a condition to the issuance of the certificates of each series offered by this prospectus and by the applicable offering supplement that the nationally recognized statistical rating agency or agencies specified in the offering supplement shall have rated the certificates in one of the four highest rating categories.

         Ratings on asset-backed securities address the likelihood of receipt by certificateholders of all distributions on the underlying assets in accordance with the structure presented. These ratings address the structural, legal and issuer-related aspects associated with such certificates and the nature of the underlying assets.

         A certificate's rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each certificate's rating independently of any other certificate's rating.

                             INDEX OF DEFINED TERMS


aggregate certificate amount.................................................19
Authorized Participants......................................................20
Available Earnings...........................................................23
calculation period...........................................................22
certificate amount...........................................................20
certificates..................................................................1
Clearstream..................................................................29
Code.........................................................................44
common basis.................................................................49
Creation Unit................................................................20
definitive certificates.......................................................3
Disqualified Persons.........................................................53
Down-MACRO holding trust.....................................................18
Down-MACRO tradeable trust...............................................19, 26
DTC..........................................................................29
Early termination date.......................................................25
ERISA........................................................................53
Euroclear....................................................................29
final scheduled termination date.............................................25 indirect participants........................................................30
inside basis.................................................................49
investment company...........................................................14
investment interest..........................................................50
IRS..........................................................................44
MSR..........................................................................16
net investment income........................................................50
Non-U.S. Holder..............................................................51
Non-U.S. Persons.............................................................44
NSCC.........................................................................29
offering supplement...........................................................1
Overall Limited Deductions...................................................47
paired holding certificates...................................................i
paired holding trusts.....................................................i, 18
Parties in Interest..........................................................53
Plan.........................................................................53
Plan Assets Regulation.......................................................53
publicly-offered securities..................................................54
starting level...............................................................22
Tax Counsel..................................................................45
tax matters partner..........................................................50
Tax Shelter Regulations......................................................51
Termination Triggers.........................................................25
trust.........................................................................1
Trustee Termination Event....................................................38
U.S. Holder..................................................................44
U.S. Person..................................................................44
Underlying Value.........................................................22, 26
Up-MACRO holding trust.......................................................18
Up-MACRO tradeable trust.................................................19, 26

                                    PART II


Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee...................................................  $ 126.70
Printing and Engraving.............................................      *
Trustee's Fees.....................................................      *
Legal Fees and Expenses............................................      *
Blue Sky Fees and Expenses.........................................      *
Accountants' Fees and Expenses.....................................      *
Rating Agency Fees.................................................      *
Miscellaneous Fees.................................................      *
                                                                    __________
   Total........................................................... $    *
                                                                    ==========
_______________
*  To be provided by amendment.


Item 15.  Indemnification of Directors and Officers

         Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor each shall be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each of Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence. Section 18-303 of the Delaware Act provides that except as otherwise provided therein the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 3.3 and Section 4.8 of the Agreement provides that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel or accountants or other professionals consulted in respect of the affairs of the Depositor. In addition, no manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected by the board of managers of the Depositor with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.

Item 16.  Exhibits

     (a) Exhibits

     1      Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004.

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April 28, 2004.

     4(a)   Form of Standard Terms for Trust Agreement. *

     4(b)   Form of Swap Agreement.*

     4(c)   Form of Forward Contracts.*

     4(d)   Form of Participation Agreement.*

     4(e)   Form of Up-Macro Holding Certificates Series Supplement.*

     4(f)   Form of Down-Macro Holding Certificate Series Supplement.*

     4(g)   Form of Up-Macro Tradeable Certificates Series Supplement.*

     4(h)   Form of Down-Macro Tradeable Certificate Series Supplement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23(a) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8).*

     24     Power of Attorney (included on signature page).


     ____________________________
     * To be filed by amendment.

     (b) Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and
(a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2004.


                                        MACRO SECURITIES DEPOSITOR, LLC
                                            as depositor of the Trust


                                        By:   /s/ Samuel Masucci, III
                                              ------------------------------
                                              Samuel Masucci, III
                                              President

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Samuel Masucci, III and Allan Weiss, individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent individually full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present hereby ratifying and confirming all that each such attorney-in-fact and agent may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 21, 2004.


                        MACRO SECURITIES DEPOSITOR, LLC


Signature                           Title
---------                           -----
Principal Executive Officer:



/s/ Samuel Masucci, III             President
-----------------------
Samuel Masucci, III

Principal Financial Officer:



/s/ Allan Weiss                     Vice President and Treasurer
---------------
Allan Weiss



/s/ Robert J. Shiller               Secretary
---------------------
Robert J. Shiller

Managers:


/s/ Samuel Masucci, III             Manager
-----------------------
Samuel Masucci, III


/s/ Allan Weiss                     Manager
---------------
Allan Weiss


/s/ Robert J. Shiller               Manager
---------------------
Robert J. Shiller

                                 EXHIBIT INDEX

Exhibits
-------------------------------------------------------------------------------
     1       Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004.

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April 28, 2004.

     4(a)    Form of Standard Terms for Trust Agreement. *

     4(b)    Form of Swap Agreement.*

     4(c)    Form of Forward Contracts.*

     4(d)    Form of Participation Agreement.*

     4(e)    Form of Up-Macro Holding Certificates Series Supplement.*

     4(f)    Form of Down-Macro Holding Certificate Series Supplement.*

     4(g)    Form of Up-Macro Tradeable Certificates Series Supplement.*

     4(h)    Form of Down-Macro Tradeable Certificate Series Supplement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23(a) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinions filed as Exhibits 5 and 8).*

     24      Power of Attorney (included on signature page).

_____________________________
* To be filed by amendment.